                  SECOND AMENDED AND RESTATED AIRPORT AGREEMENT

                                     BETWEEN


                      THE CHARTER COUNTY OF WAYNE, MICHIGAN

                                       AND


                            NORTHWEST AIRLINES, INC.




                          DATED AS OF OCTOBER 10, 1996

                                TABLE OF CONTENTS

                                                                         PAGE(S)

ARTICLE I      PREMISES. . . . . . . . . . . . . . . . . . . . . . . . .    2

     A.   Use of Airport . . . . . . . . . . . . . . . . . . . . . . . .    2

     B.   Lease of Space . . . . . . . . . . . . . . . . . . . . . . . .    7

          1.   Exclusive Existing Terminal Space . . . . . . . . . . . .    7

          2.   Exclusive Midfield Terminal Space . . . . . . . . . . . .    8

          3.   Preferential Midfield Terminal Space. . . . . . . . . . .    9

          4.   Joint Use Midfield Space. . . . . . . . . . . . . . . . .   16

          5.   Common Use Midfield Terminal Space. . . . . . . . . . . .   16

     C.   Public Space . . . . . . . . . . . . . . . . . . . . . . . . .   17

     D.   Parking Space. . . . . . . . . . . . . . . . . . . . . . . . .   17

     E.   Right of Ingress and Egress. . . . . . . . . . . . . . . . . .   17

     F.   Fuel . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE II     TERM. . . . . . . . . . . . . . . . . . . . . . . . . . .   18

ARTICLE III    RENTALS AND FEES. . . . . . . . . . . . . . . . . . . . .   19

     A.   Rentals with Respect to Terminal Facilities. . . . . . . . . .   19

          1.   Exclusive Existing Terminal Space . . . . . . . . . . . .   20

          2.   Lessee's Exclusive Midfield Terminal Space and
               Lessee's Preferential Midfield Terminal Space . . . . . .   20

          3.   Lessee's Joint Use Midfield Terminal Space. . . . . . . .   24

          4.   Common Use Midfield Terminal Space. . . . . . . . . . . .   26

     B.   Activity Fees and Capital Expenditures . . . . . . . . . . . .   29

          1.   Activity Fees . . . . . . . . . . . . . . . . . . . . . .   29

                                                                         PAGE(S)

          2.   Lessor Covenants; Capital Expenditures. . . . . . . . . .   32

     C.   Charges for Electrical Current . . . . . . . . . . . . . . . .   37

     D.   Charges for Water and Sewerage Facilities. . . . . . . . . . .   38

     E.   Continuing Rental Obligation . . . . . . . . . . . . . . . . .   39

     F.   Payment of Rentals and Activity Fees . . . . . . . . . . . . .   41

          1.   Information on Lessee Operations. . . . . . . . . . . . .   41

          2.   Projection of Rentals and Activity Fees . . . . . . . . .   41

          3.   Payment of Rentals and Activity Fees. . . . . . . . . . .   42

          4.   Adjustment of Rentals and Activity Fees . . . . . . . . .   43

          5.   Preliminary Annual Settlement and Final Audit . . . . . .   44

     G.   Supplemental Capital Cost Payments . . . . . . . . . . . . . .   46

ARTICLE IV     [Intentionally Omitted] . . . . . . . . . . . . . . . . .   46

ARTICLE V      CONSTRUCTION, MAINTENANCE, REPAIR AND
               OPERATION BY LESSEE . . . . . . . . . . . . . . . . . . .   47

ARTICLE VI     RIGHT OF ENTRY BY LESSOR. . . . . . . . . . . . . . . . .   49

ARTICLE VII    MAINTENANCE, OPERATION AND REPAIR
               BY LESSOR . . . . . . . . . . . . . . . . . . . . . . . .   49

ARTICLE VIII   UTILITY SERVICES. . . . . . . . . . . . . . . . . . . . .   53

ARTICLE IX     SPACE FOR UNITED STATES WEATHER BUREAU, POSTAL
               SERVICE, FEDERAL AVIATION ADMINISTRATION, AND
               EXPRESS AGENCIES. . . . . . . . . . . . . . . . . . . . .   53

ARTICLE X      RESTAURANT. . . . . . . . . . . . . . . . . . . . . . . .   54

ARTICLE XI     RULES AND REGULATIONS . . . . . . . . . . . . . . . . . .   54

                                                                         PAGE(S)

ARTICLE XII    CONTROL OF RATES, FARES OR CHARGES. . . . . . . . . . . .   55

ARTICLE XIII   DAMAGE OR DESTRUCTION OF PREMISES . . . . . . . . . . . .   55

ARTICLE XIV    CANCELLATION BY LESSOR. . . . . . . . . . . . . . . . . .   56

ARTICLE XV     CANCELLATION BY LESSEE. . . . . . . . . . . . . . . . . .   58

ARTICLE XVI    SUSPENSION AND ABATEMENT. . . . . . . . . . . . . . . . .   60

ARTICLE XVII   ARBITRATION . . . . . . . . . . . . . . . . . . . . . . .   60

ARTICLE XVIII  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE XIX    INSURANCE . . . . . . . . . . . . . . . . . . . . . . . .   62

ARTICLE XX     QUIET ENJOYMENT . . . . . . . . . . . . . . . . . . . . .   63

ARTICLE XXI    TITLE TO EQUIPMENT, IMPROVEMENTS AND
               FACILITIES ERECTED BY LESSEE. . . . . . . . . . . . . . .   63

ARTICLE XXII   SURRENDER OF POSSESSION . . . . . . . . . . . . . . . . .   65

ARTICLE XXIII  MINERAL RIGHTS. . . . . . . . . . . . . . . . . . . . . .   65

ARTICLE XXIV   CONDEMNATION. . . . . . . . . . . . . . . . . . . . . . .   65

ARTICLE XXV    ASSIGNMENT AND SUBLETTING . . . . . . . . . . . . . . . .   66

ARTICLE XXVI   SUBSIDIARY COMPANIES. . . . . . . . . . . . . . . . . . .   66

ARTICLE XXVII  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . .   67

ARTICLE XXVIII DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . .   67

ARTICLE XXIX   PARAGRAPH HEADINGS. . . . . . . . . . . . . . . . . . . .   75

ARTICLE XXX    INVALID PROVISION . . . . . . . . . . . . . . . . . . . .   75

ARTICLE XXXI   SUCCESSORS AND ASSIGNS BOUND
               BY COVENANTS. . . . . . . . . . . . . . . . . . . . . . .   76

                                                                         PAGE(S)
ARTICLE XXXII  RIGHT TO LEASE TO UNITED STATES
               GOVERNMENT. . . . . . . . . . . . . . . . . . . . . . . .   76

ARTICLE XXXIII COVENANTS AGAINST DISCRIMINATION. . . . . . . . . . . . .   76

     A.   Covenant Pursuant to Requirements of the
          Department of Transportation . . . . . . . . . . . . . . . . .   76

     B.   Employment . . . . . . . . . . . . . . . . . . . . . . . . . .   77

     C.   Affirmative Action Program . . . . . . . . . . . . . . . . . .   78

     D.   Disadvantaged Business Enterprise. . . . . . . . . . . . . . .   78

ARTICLE XXXIV  CONFORMITY OF AGREEMENT . . . . . . . . . . . . . . . . .   79

EXHIBITS

     Exhibit A   Airport
     Exhibit B   [Intentionally Omitted]
     Exhibit C   Lessee's Exclusive Existing Terminal Space
     Exhibit D   Lessee's Midfield Terminal Space
     Exhibit E   Allocation of Bond Debt Service
     Exhibit F   O & M Expense Allocation
     Exhibit G   Capital Improvement Program
     Exhibit H   Certain Airport Positions and Renumeration

                             NORTHWEST AIRLINES, INC.

                           SECOND AMENDED AND RESTATED
                                AIRPORT AGREEMENT


     This Second Amended and Restated Airport Agreement (this "Agreement") made and entered into this 10th day of October, 1996, by and between the County of Wayne, a Michigan Charter County, by and through its Chief Executive Officer, with principal offices located at 600 Randolph Street, Detroit, Michigan 48226, hereinafter referred to as "Lessor", and Northwest Airlines, Inc., a Minnesota corporation, with principal offices located at 2700 Lone Oak Parkway, Eagan, Minnesota 55121 hereinafter referred to as "Lessee". Capitalized terms shall have the meanings set forth in Article XXVIII hereof.

     Witnesseth:

     WHEREAS, Lessor owns and operates Detroit Metropolitan Wayne County Airport (the "Airport"), said airport being more fully described in EXHIBIT A attached hereto and hereby made a part hereof, with the power to lease premises and facilities and to grant rights and privileges with respect thereto pursuant to the provisions of the Aeronautics Code of the State of Michigan; and

     WHEREAS, Lessee is engaged in the Air Transportation business; and

     WHEREAS, Lessor and Lessee are parties to the Basic Agreement, pursuant to which Lessee leases certain premises, facilities, rights, licenses, services and privileges with and on the Airport; and

     WHEREAS, Lessor and Lessee are parties to the Project Development Agreement, under which certain new midfield terminal facilities at the Airport which are described (the "Midfield Terminal") are to be designed and constructed; and

     WHEREAS, simultaneously with the execution of this Agreement, Lessor and Lessee are entering into a First Amended and Restated Airport Agreement (the "First Amended and Restated Airport Agreement"), which amends and restates the Basic Agreement and which shall be effective until the Date of Beneficial Occupancy of the Midfield Terminal;

     WHEREAS, this Agreement shall become effective upon the Date of Beneficial Occupancy of the Midfield Terminal, and at such time shall amend and restate, and supersede in all respects, the First Amended and Restated Airport Agreement;

     NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants and agreements herein contained, and other valuable considerations, as of the effectiveness of this Agreement Lessor does hereby grant, demise and let unto Lessee and Lessee does hereby hire and take from Lessor, certain premises and facilities, rights, licenses, services and privileges hereinafter described in connection with and upon the Airport.

                                    ARTICLE I

                                    PREMISES

A. USE OF AIRPORT: In common with others so authorized, Lessee shall have the use of the common areas of the Airport and its appurtenances, together with all facilities, equipment, improvements and services which have been, or may hereafter be, provided at or in connection with the Airport from time to time, including, without limiting the generality hereof and subject to the rules and regulations of Lessor promulgated in accordance with Article XI hereof, the landing field and any extensions thereof or additions thereto, passenger and cargo ramp areas and facilities, aircraft parking areas and facilities, roadways, runways, aprons, taxiways, sewage and water facilities, floodlights, landing lights, beacons, control tower, signals, radio aids, and all other conveniences for flying, landings and take-offs of aircraft of Lessee, which use, without limiting the generality hereof, shall include:

     1. The right to operate thereat and therefrom a transportation system by aircraft for the carriage of persons, property, cargo and mail;

     2. The right to repair, maintain, condition, service, test, park or store aircraft or other equipment of Lessee, or of any other scheduled air transportation company, or aircraft of the U.S. Armed Forces or the FAA within such areas as are designated by Lessor; provided, that such right shall not be construed as authorizing the conduct of a separate business by Lessee, but shall permit Lessee to perform such functions as an incident to its conduct of Air Transportation;

     3. The right to train, subject to rules and regulations as promulgated under Article XI hereof, on the Airport, personnel in the employ of or to be employed by Lessee or any scheduled air transportation company, or of the U.S. Armed Forces, or of the FAA, provided, that such right shall not be construed as authorizing the conduct of a separate business by Lessee, but shall permit Lessee to perform such functions as an incident to its conduct of Air Transportation;

     4. The right to sell, dispose of or exchange Lessee's aircraft, engines, accessories, supplies or other personal property; provided, that such right shall not be construed as authorizing the conduct of a separate business by Lessee, but shall permit such sales as an incident to its conduct of Air Transportation or accommodation to others engaged therein;

     5. The right, subject to the terms and conditions hereof, to purchase or otherwise obtain personal property of any nature (including aircraft, engines, accessories, gasoline, oil, greases, lubricants, other fuel or propellant, food, beverages, other equipment and supplies and any articles or goods) reasonably necessary or convenient for its operations, from any supplier of its choice;

     6. The right to service, by Lessee or others selected by Lessee, Lessee's aircraft or other equipment by truck or otherwise, with gasoline, oil, greases, lubricants, or any other fuel or propellant or other supplies, required by Lessee; such right to include, without limiting the generality thereof, the right to install and maintain on the Airport, separately or in common with others, appropriate pipes (including a pipeline or lines between Lessee's sources of supply and its storage facilities for gasoline, oil, greases, lubricants or other fuel or propellant and from such storage facilities to the point or points of servicing), pumps, motors, filters and other appurtenances incidental to the use thereof, either through construction and maintenance by Lessee or by a nominee of Lessee in accordance with plans and specifications therefor approved by Lessor; provided, however, that Lessor shall not be responsible for the cost of excavation, construction, installation and maintenance of any such storage facilities, pipes or pipelines, pumps, motors, filters or other appurtenances;

     7. The right to land, take-off, fly, taxi, tow, park, load, and unload Lessee's aircraft and other equipment used in the operation of schedule, shuttle, courtesy, test, training, inspection, emergency, special, charter, sightseeing and other flights;

     8. The right to transfer, load and unload persons, cargo, property and mail to, from and at the Airport by such loading and unloading devices, motor cars, buses, trucks or other means of conveyance as Lessee may choose or require in the operation of its Air Transportation system; with the non-exclusive right to designate and enter into arrangements with any carrier or carriers of its choice to transport to and from the Airport, passengers and their baggage, cargo, property and mail carried or to be carried by air by Lessee provided that with respect to passengers, Lessee shall not enter into arrangements with a carrier for transportation to or from the Airport except for such period or periods during which there is no satisfactory ground transportation service provided by bus or limousine operator selected by the Lessor;

     9. The right to install, maintain and operate, without cost to Lessor, by Lessee alone, or in conjunction with any other air transportation companies who are lessees at the Airport, or through a nominee, a message tube system and other communication systems between suitable locations in the aircraft loading areas and suitable locations in or about Lessee's hangar, and between any or all of said locations and Lessee's offices;

     10. The right to install, maintain and operate, without cost to Lessor, by Lessee alone, or in conjunction with any other air transportation companies that are lessees at the Airport, or through a nominee, suitable aircraft air-conditioning equipment, including, but not limited to, trucks, or a suitable airplane air-conditioning system in the loading area.

     11. The right to provide in any hangar or other non-public space exclusively or preferentially leased by Lessee without cost to Lessor, by Lessee alone, a subsidiary of Lessee or by contract with a supplier or caterer, foods and beverages for consumption by employees and occasional invitees of Lessee on such premises for business purposes. Without limiting the generality of the foregoing, said right shall include the right to install, maintain, and operate, or cause to be installed, maintained and operated without cost to Lessor, in any hangar on premises leased to Lessee for its exclusive use at the Airport, a cafeteria, restaurant or other plant for the purpose of preparing, cooking, and dispensing of foods and beverages for consumption as aforesaid;

     12. The right to provide, without cost to Lessor, by Lessee alone, a subsidiary of Lessee, or by contract with a supplier or caterer of its choice, food and beverages for consumption on aircraft of Lessee; provided, however, that if Lessee shall purchase such foods and beverages by contract with a supplier or caterer other than the Airport food concessionaire, Lessee shall require such supplier or caterer, other than its wholly-owned subsidiary, to pay to Lessor the same percentage commission as would be paid to Lessor by the Airport food concessionaire;

     13. The right to install and operate, at Lessee's expense, a reasonable number and type of company identification signs, subject to the right of Lessor to approve the same as to type and location;

     14. The right to install, maintain and operate, at Lessee's expense, by Lessee alone, or in conjunction with any other air transportation companies who are lessees at the Airport, or through a nominee, such radio communications, meteorological and aerial navigation equipment and facilities in or on premises leased exclusively to Lessee, and, subject to the approval of Lessor's Airport manager with respect to location of installation, elsewhere on the Airport as may be necessary or convenient in the opinion of Lessee for its operations; provided, however, that such approval shall not be withheld unless such installation, maintenance and operation at the location selected by Lessee shall interfere with the reasonable use of the Airport by other authorized persons;

     15. The right to conduct operations or activities other than those enumerated in Subparagraphs (1) to (14), inclusive, of this paragraph, reasonably related to the landing, taking off, flying, moving, loading, unloading, or servicing of aircraft which are reasonably necessary or convenient to the conduct by it of Air Transportation; provided, however, that all such other operations and activities shall be subject to the approval of the Lessor.

B.   LEASE OF SPACE:

     1. EXCLUSIVE EXISTING TERMINAL SPACE. As of the effectiveness of this Agreement, Lessor leases to Lessee, and grants to Lessee, its employees, agents, guests, patrons and invitees, the exclusive use of the Exclusive Existing Terminal Space identified on EXHIBIT C attached hereto (hereinafter referred to as "Lessee's Exclusive Existing Terminal Space"); provided that, as of the effectiveness of this Agreement, EXHIBIT C shall be amended, if necessary, to delete any space which is reflected on EXHIBIT C but which is not then leased to Lessee in the Existing Terminal Facilities for its Air Transportation business and to add any space that is then leased to Lessee in the Existing Terminal Facilities for its Air Transportation business that is not then included on EXHIBIT C. As promptly as possible after the commencement of Lessee's Air Transportation business in the Midfield Terminal, but in any event not more than 60 days after such commencement, Lessee shall vacate Lessee's Exclusive Existing Terminal Space, and the lease hereunder of Lessee's Exclusive Existing Terminal Space shall terminate upon the later of (x) the earlier of the date Lessee vacates such space, and the date 60 days after such commencement and (y) the date on which the Northwest Demolition Project (as defined in the Project Development Agreement) shall have been completed. Lessee and Lessor shall cooperate with one another in the transfer of Lessee's Air Transportation activities to the Midfield Terminal so as to
     (a) minimize the cost to Lessee and the inconvenience to Lessee and its passengers, (b) facilitate the relocation of other air carriers within the Existing Terminal Facilities and the renovation of space within the Existing Terminal Facilities, and (c) facilitate the demolition of the space in the Existing Terminal Facilities scheduled for demolition in accordance with the Project Development Agreement (hereinafter referred to as "Lessee's Existing Terminal Space To Be Demolished").

     2. EXCLUSIVE MIDFIELD TERMINAL SPACE. At such time as such space is available for beneficial occupancy, as evidenced by written notice thereof from Lessor to Lessee, Lessor leases to Lessee, and grants to Lessee, its employees, agents, guests, patrons and invitees, the exclusive use of the Exclusive Midfield Terminal Space generally identified on EXHIBIT D attached hereto (hereinafter referred to as "Lessee's Exclusive Midfield Terminal Space"). Prior to commencement of Lessee's Air Transportation business in the Midfield

     Terminal, an updated and revised EXHIBIT D agreed to by both parties shall be attached to this Agreement.

     3.   PREFERENTIAL MIDFIELD TERMINAL SPACE.

          (a) At such time as such space is available for beneficial occupancy, Lessor grants to Lessee, its employees, agents, guests, patrons and invitees, the preferential use of space, improvements and facilities in the Midfield Terminal consisting of the Preferential Midfield Terminal Space generally identified on EXHIBIT D attached hereto (hereinafter referred to as "Lessee's Preferential Midfield Terminal Space"). Prior to commencement of Lessee's Air Transportation business in the Midfield Terminal, an updated and revised EXHIBIT D agreed to by both parties shall be attached to this Agreement. Lessee shall have the right to permit its code share partners and commuter carriers to have access to Lessee's Preferential Midfield Terminal Space.

          (b) Preferential Midfield Terminal Space shall be available to Lessee in accordance with the following preferential use provisions:

               (i) Lessee shall have priority in using such space, subject to the provisions of subsection (iii) below. In addition, Lessor hereby grants to Lessee, and Lessee hereby accepts from Lessor, for so long as Lessee leases the premises preferentially leased pursuant to
          Article IB.3.(a), the preferential right to use the aircraft parking positions adjacent to such preferentially leased premises, as shown on EXHIBIT D, for the parking of aircraft and support vehicles and the loading and unloading of passengers and cargo.

               (ii) Lessor intends to maintain a policy of providing open access to the Airport and achieving a balanced utilization of Airport facilities. To achieve that goal, Lessor reserves the right to require shared use of Preferential Use Premises as described in subsection (iii) below.

               (iii) (A) If an airline, including any airline seeking to expand its service or an airline seeking entry into the Airport, is in need of space or facilities at the Airport after the Date of Beneficial Occupancy of the Midfield Terminal, which need cannot be met by use of then unleased premises, if any, in the Existing Terminal Facilities or expansions thereto, Lessor shall direct such airline to request the use of leased space or facilities of all Signatory Airlines on a voluntary basis. Lessee and the other Signatory Airlines shall make reasonable efforts to accommodate such requests in a timely manner from any Preferential Use Premises leased to them.

                      (B) In the event (I) Lessor receives a written request from an airline requesting space or facilities of a type granted to Signatory Airlines on a preferential use basis, (II) the requesting airline demonstrates to Lessor that it has contacted all Signatory Airlines and has exhausted all reasonable efforts to find reasonable accommodation for its proposed operations and the space or facilities it needs, and (III) Lessor determines that (x) such requesting airline needs the requested space or facilities to accommodate passengers or aircraft and (y) Lessor cannot provide such space or facilities to such airline on a timely basis, then Lessor may grant such requesting airline the right of temporary or shared use of a designated portion of Lessee's Preferential Midfield Terminal Space, including, but not limited to, the use of passenger loading bridges and other appurtenant equipment which are reasonably necessary for the effective use of such space, whether owned by the Lessee or the Lessor, as well as the aircraft parking positions adjacent to such space.

                      (C) In the event Lessor determines that a requesting airline's needs require granting such requesting airline the right to share or temporarily use Preferential Use Premises, Lessor shall serve written notice to all Signatory Airlines of that determination and notice of Lessor's intention to make a further determination, in not less than 15 calendar days, as to how the requesting airline will be accommodated.

                      (D) In accordance with the rules and priorities set forth in subparagraph (F) below, Lessor may grant the requesting airline the right of shared or temporary use of a designated portion of Lessee's Preferential Midfield Terminal Space, as well as rights of ingress and egress, the right to use the aircraft parking positions adjacent thereto and the right to use passenger loading bridges and other appurtenant equipment are reasonably necessary for the effective use of such space, provided, that:

                           (I)  such proposed user provides Lessee with
               indemnification and proof of insurance satisfactory to Lessee; provided, however, that Lessee may not require any indemnification more favorable to it than that which Lessee provides to Lessor hereunder;

                           (II) such proposed user agrees to pay Lessee the sum of the following:

                                 (x) an amount equal to a pro rata share of the
                      sum of the terminal rentals and any other applicable payments, fees or taxes payable by Lessee hereunder with respect to such areas during such shared or temporary use period as calculated herein; and

                                 (y) additional amounts sufficient to recover
                      Lessee's direct costs and operation and maintenance expenses, if any, of such shared or temporary use, including a reasonable allocation of any capital and equipment costs for property and equipment owned by Lessee;

                           (III) such proposed user enters into a written agreement with Lessee therefor, which agreement shall not be inconsistent with the terms and conditions stated herein and shall be submitted to Lessor for written approval prior to the effective date thereof.

                      (E) Lessee agrees to make reasonable efforts to facilitate the temporary or shared accommodation of the requesting airline's scheduled operations, including the use of Lessee's passenger loading bridges and other portions of the Lessee's Preferential Midfield Terminal Space as may be reasonably necessary to accommodate the requesting airline in the event Lessor requires such use. In the event that the requesting airline and Lessee are not able to agree to a form of written agreement pursuant to subparagraph (D)(III) above after reasonable efforts by both parties, Lessor shall have the right, after consultation with both parties, to set the final terms of such written agreement, which shall provide no less protection of Lessee's interests than Lessee provides for Lessor's interest hereunder, and be binding on both the requesting airline and Lessee.

                      (F) In the event that, pursuant to subparagraph (B) above, Lessor determines that a requesting airline is in need of facilities to accommodate passengers or aircraft and such facilities should be made available from Preferential Use Premises, Lessor will follow the following rules and priorities in designating the specific premises for temporary or shared use by the requesting airline:

                           (I) Preferential Use Premises shall be designated for temporary or shared use in the reverse order of the magnitude of the then present utilization by Signatory Airlines.

                           (II) In assessing the degree of such utilization by
               Signatory Airlines, Lessor will consider all factors deemed relevant, which may include: (u) the average number of flight arrivals and departures per aircraft parking position per day;
               (v) flight scheduling considerations; (w) potential labor conflicts; (x) the number, availability and type (e.g. wide-body or narrow body) of aircraft parking position locations; (y) the preferences of the Signatory Airlines as to which of their specific premises are designated for temporary or shared use by the requesting airline and (z) other operational considerations.

                           (III) In the event Lessee is required to share Lessee's Preferential Midfield Terminal Space, Lessee shall have priority in all aspects of usage of such shared premises over all other airlines; provided that Lessee shall not change its scheduling or ordinary course usage of such premises for the purpose of interfering with the usage of such premises by a requesting airline sharing such premises.

                           (IV) Notwithstanding the foregoing, Lessee shall not
               be required to make any of Lessee's Preferential Midfield Terminal Space available during any consecutive two calendar quarters in the event that, for the six months preceding such consecutive two calendar quarter period, Lessee shall have maintained an average level of 200 flights per day departing from the Midfield Terminal. For purposes of calculating the number of flights per day of Lessee departing from the Midfield Terminal, Lessee's flights shall be deemed to include the jet flights of Lessee and KLM and shall not include Lessee's code share partners other than KLM, commuter carriers, or any other air carriers whose Air Transportation operations are handled by Lessee at the Airport. If Lessee does not meet the foregoing utilization standard in any six month period, Lessor may require Lessee to make available during the following two consecutive calendar quarters, pursuant to and in accordance with the provisions of this Article IB.3.(b)(iii), not more than the minimum number of gates which, if not under lease to Lessee in such prior six month period, would have resulted in an average of not less than three departing flights of Lessee (calculated as aforesaid) per gate per day for such prior six month period with respect to Lessee's remaining gates.

                      (G) The foregoing provisions of this Article IB.3.(b)(iii) notwithstanding, Lessor may grant a requesting airline the right to temporarily use a designated portion of Lessee's Preferential Midfield Terminal Space in non-recurring emergency or safety-related circumstances, so long as such use will not unreasonably adversely affect Lessee's Air Transportation operations at the Airport.

                      (H) During the use of Lessee's Preferential Midfield Terminal Space or other related facilities by other airlines scheduled by Lessor pursuant to this Article IB.3., Lessee shall not be held liable by Lessor with regard to any claim for damages or personal injury arising out of or in connection with such requesting airline's use of Lessee's Preferential Midfield Terminal Space or other related facilities, unless caused by the negligence of Lessee, its employees or agents.

                      (I) In the event that Lessee shall be required to share its Preferential Midfield Terminal Space pursuant hereto, until such time as alternative facilities at the Airport are provided to airlines being accommodated in Lessee's Preferential Midfield Terminal Space, Lessee must continue to share such space with the accommodated airlines, even if Lessee thereafter meets the utilization standards set forth in subsection (F)(IV) above. Lessor agrees that, under such circumstances, upon an affirmative vote of a Weighted Majority for necessary capital improvements, Lessor shall take all practical steps to construct and provide additional terminal facilities at the site of the Existing Terminal Facilities to provide permanent space for the airline being accommodated by Lessee.

     4. JOINT USE MIDFIELD SPACE. At such time as such space is available for beneficial occupancy, Lessor grants to Lessee, its employees, agents, guests, patrons and invitees, the joint use, along with all other air carriers operating Air Transportation businesses in the Midfield Terminal to whom such joint use has been granted, of space, improvements and facilities in the Midfield Terminal consisting of the Joint Use Midfield Terminal Space identified on EXHIBIT D attached hereto (hereinafter referred to as "Lessee's Joint Use Midfield Terminal Space").

     5. COMMON USE MIDFIELD TERMINAL SPACE. At such time as such space is available for beneficial occupancy, Lessor grants to Lessee, its employees, agents, guests, patrons and invitees, the common use, along with all other air carriers operating Air Transportation businesses in the Midfield Terminal, of space, improvements and facilities in the Midfield Terminal consisting of the Common Use Midfield Terminal Space identified on EXHIBIT D attached hereto (hereinafter referred to as "Lessee's Common Use Midfield Terminal Space"). The Common Use Midfield Terminal Space shall be allocated for use by the users thereof in accordance with the priorities described in Exhibit D-1 attached hereto.

C. PUBLIC SPACE: Lessee, its employees, passengers, guests, patrons and invitees, in common with others, shall have the use of all public space in the Existing Terminal Facilities and the Midfield Terminal, and all additional public space which may thereafter be made available therein and in any additions thereto, including, without limiting the generality thereof, lobbies, passenger lounges and waiting rooms, hallways, rest rooms and rooms for other public and passenger convenience.

D. PARKING SPACE: Vehicular parking spaces shall be provided near the Existing Terminal Facilities (adequate in Lessor's judgment, considering the number of vehicles and traffic to be accommodated) and the Midfield Terminal for the use of Lessee, its employees, passengers and limousine operators, in common with any other scheduled air transportation companies, their employees, passengers and limousine operators. Lessor or its concessionaires may make a reasonable charge to passengers for the use of the parking space provided for them, but no charges shall be made for use of such adequate parking spaces as are designated by Lessor for the respective use of Lessee's employees or limousine operators.

E. RIGHT OF INGRESS AND EGRESS: Subject to the reasonable rules and regulations promulgated by Lessor in accordance with Article XI hereof, Lessee shall have the right and privilege over the Airport of ingress to and egress from the premises and facilities described in this Article I for its employees, agents, passengers, guests, patrons and invitees, its or their suppliers of materials and furnishers of service, its or their aircraft, equipment, vehicles, machinery and other property, and, except as herein otherwise specifically provided, no charges, fees or tolls of any nature, direct or indirect, shall be imposed by Lessor upon Lessee, its employees, agents, passengers, guests, patrons and invitees, its or their suppliers of materials and furnishers of service for such right of ingress and egress, or for the privilege of purchasing, selling or using any materials, or services purchased or otherwise obtained by Lessee, or for transporting, loading, unloading or handling persons, property, cargo or mail in connection with Lessee's business or exercising any right or privilege granted by Lessor hereunder. Nothing in this Article I shall limit Lessor's right to impose, collect and use PFCs.

F. FUEL: Lessee shall have the right during the term of this Agreement to lease land in the common fuel storage area as shown in the Airport Master Plan, at a rental rate of not to exceed five cents ($.05) per square foot per year, together with the right to install thereon underground fuel storage tanks, pumps, piping, and appurtenances for the storage of aviation fuel; the location and amount of such land to be determined by written agreement of the parties hereto, a copy of which agreement, if entered into prior to the effective date of this Agreement, will be attached to this Agreement as an exhibit.

                                   ARTICLE II

                                      TERM

     Except as expressly provided otherwise in Article IB.1., Lessee shall have full authority to use the premises and facilities and to exercise the rights, licenses and privileges set forth in Article I hereof for a term beginning on the Date of Beneficial Occupancy of the Midfield Terminal and ending on the last day of the Fiscal Year that is 30 years after the Fiscal Year in which the Date of Beneficial Occupancy of the Midfield Terminal occurs.

                                   ARTICLE III

                                RENTALS AND FEES

     Lessee agrees to pay to Lessor for the use of the premises, facilities, rights, licenses, services and privileges granted hereunder, the following rentals, fees and charges, all payable in monthly installments in accordance with paragraph F. below. In the event that the commencement or termination of the term with respect to any of the particular premises, facilities, rights, licenses, services or privileges as herein provided falls on any date other than the first or last day of a calendar month, the applicable rentals, fees and charges for that month shall be paid for said month pro rata according to the number of days in that month during which the particular premises, facilities, rights, licenses, services or privileges were enjoyed. No rentals, fees, charges or tolls imposed by Lessor other than those specifically provided in this Agreement are payable by Lessee for the use of or access to the Airport, provided that the foregoing shall not be construed to prohibit Lessor from imposing and collecting charges and fees from passengers for the use of the public auto parking areas on the Airport, from operators of ground transportation to, from and on the Airport or from any concessionaire at the Airport in accordance with the terms of a contract with Lessor for the operation of such concession; and provided, further, that Lessor reserves the right to impose and use PFCs; and provided, further, that the foregoing shall not preclude Lessor from imposing or levying any permit or license fee not inconsistent with the rights and privileges granted to Lessee hereunder.

A. RENTALS WITH RESPECT TO TERMINAL FACILITIES: During the term hereof, Lessee shall pay to Lessor the following Terminal Charges:

     1. EXCLUSIVE EXISTING TERMINAL SPACE: For so long as Lessee shall retain any Lessee's Exclusive Existing Terminal Space pursuant to Article IB.1., Lessee shall be obligated to pay rental charges for such premises equal to that which would have been applicable for such space under the Basic Agreement, as in effect immediately prior to the effectiveness of this Agreement.

     2. LESSEE'S EXCLUSIVE MIDFIELD TERMINAL SPACE AND LESSEE'S PREFERENTIAL MIDFIELD TERMINAL SPACE:

          (a) Lessee shall pay the following Midfield Exclusive and Preferential Rental Charges:

               (i) commencing on the date on which the first facilities in the Midfield Terminal become available for beneficial occupancy by Lessee, as evidenced by written notice thereof from Lessor to Lessee, for each Fiscal Year or portion thereof (on a pro rated basis), through Fiscal Year 2008, Lessee shall pay an amount equal to the product of the total number of square feet of Lessee's Exclusive Midfield Terminal Space and Lessee's Preferential Midfield Terminal Space multiplied by the following rental rates per square foot for the following Fiscal
          Years:

               2001     $17.92          2005     $19.71
               2002      17.92          2006      19.71
               2003      18.22          2007      19.71
               2004      19.71          2008      20.04

               (ii) commencing on the first day of Fiscal Year 2009, for Fiscal Year 2009 and each Fiscal Year thereafter or portion thereof (on a pro rated basis), Lessee shall pay an amount equal to (x) the product of
          (I) the total number of square feet, if any, of Lessee's Exclusive Midfield Terminal

          Space and Lessee's Preferential Midfield Terminal Space in each case in the Domestic Area of the Midfield Terminal multiplied by (II) the Midfield Domestic Exclusive and Preferential Rental Rate for such Fiscal Year, plus (y) the product of (I) the total number of square feet, if any, of Lessee's Exclusive Midfield Terminal Space and Lessee's Preferential Midfield Terminal Space in each case in the International Area of the Midfield Terminal multiplied by (II) the Midfield International Exclusive and Preferential Rental Rate for such Fiscal Year.

          (b) The Midfield Domestic Exclusive and Preferential Rental Rate for any Fiscal Year shall be the sum of the Midfield Domestic O&M Rate for such Fiscal Year and the Midfield Domestic Bond Debt Service Rate for such Fiscal Year. The Midfield Domestic O&M Rate for any Fiscal Year shall be determined by dividing (i) Midfield O&M Expenses for such Fiscal Year allocated to the Domestic Area of the Midfield Terminal by
          (ii) the total number of Useable Square Feet in the Domestic Area of the Midfield Terminal. The Midfield Domestic Bond Debt Service Rate for any Fiscal Year shall be determined by dividing (i) Bond Debt Service allocated to the Domestic Area of the Midfield Terminal for such Fiscal Year by (ii) the total number of Useable Square Feet in the Domestic Area of the Midfield Terminal.

          (c) The Midfield International Exclusive and Preferential Rental Rate for any Fiscal Year shall be the sum of the Midfield International O&M Rate for such Fiscal Year and the Midfield International Bond Debt Service Rate for such Fiscal Year. The Midfield International O&M Rate for any

          Fiscal Year shall be determined by dividing (i) Midfield O&M Expenses for such Fiscal Year allocated to the International Area of the Midfield Terminal by (ii) the total number of Useable Square Feet in the International Area of the Midfield Terminal. The Midfield International Bond Debt Service Rate for any Fiscal Year shall be determined by dividing (i) Bond Debt Service allocated to the International Area of the Midfield Terminal for such Fiscal Year by
          (ii) the total number of Useable Square Feet in the International Area of the Midfield Terminal.

          (d) Lessor shall maintain accurate records allocating Bond Debt Service for each Fiscal Year between (i) the Midfield Terminal, (ii) the Existing Terminal Facilities and (iii) the rest of the Airport, and within the Midfield Terminal, between (A) the Domestic Area of the Midfield Terminal and (B) the International Area of the Midfield Terminal. The allocation of Bond Debt Service to the Midfield Terminal, the Existing Terminal Facilities and the rest of the Airport shall be based on capital expenditures made out of the proceeds of Bonds. Bond Debt Service shall be allocated within the Midfield Terminal to the Domestic Area of the Midfield Terminal and the International Area of the Midfield Terminal as set forth on EXHIBIT E attached hereto.

          (e) Commencing with the Fiscal Year in which the Date of Beneficial Occupancy of the Midfield Terminal occurs, for each Fiscal Year an amount of PFC revenues equal to the lesser of (i) the PFC revenues received by Lessor in such Fiscal Year that are attributable to a PFC of $3, and (ii) the PFC revenues received by Lessor in Fiscal Year 2001 that are attributable to a PFC of $3, shall be allocated by Lessor to the Midfield Terminal and the Existing Terminal Facilities on a pro rata basis in accordance with the capital expenditures for the Midfield Terminal and the Existing Terminal Facilities made out of the proceeds of Bonds that are approved for PFC funding, and, for purposes of calculating Terminal Charges payable by Lessee, such PFC revenues allocated to the Midfield Terminal and the Existing Terminal Facilities shall be netted, on the same pro rata basis, against the Bond Debt Service allocated to the Midfield Terminal and the Existing Terminal Facilities, as the case may be, for such Fiscal Year. The foregoing notwithstanding, for the Fiscal Year in which the Date of Beneficial Occupancy of the Midfield Terminal occurs, the amount of PFC revenues otherwise allocable to the Midfield Terminal and the Existing Terminal pursuant to the immediately preceding sentence shall be reduced by a fraction the numerator of which is the number of calendar months in such Fiscal Year preceding the month in which the Date of Beneficial Occupancy of the Midfield Terminal occurs, and the denominator of which is 12.

          (f) Lessor shall maintain accurate records identifying O&M Expenses for each Fiscal Year and allocating such expenses among (i) the Midfield Terminal, (ii) the Existing Terminal Facilities and (iii) the rest of the Airport, and within the Midfield Terminal, among (A) the Domestic Area of the Midfield Terminal and (B) the International Area of the Midfield Terminal, in conformity with the methodologies set forth in EXHIBIT F attached hereto.

     3.   LESSEE'S JOINT USE MIDFIELD TERMINAL SPACE:

          (a)   Lessee shall pay the following Midfield Joint Use Rental
          Charges:

               (i) commencing on the date on which the first facilities in the Midfield Terminal become available for beneficial occupancy by Lessee, as evidenced by written notice thereof from Lessor to Lessee, for each Fiscal Year or portion thereof (on a pro rated basis), through Fiscal Year 2008, Lessee shall pay an amount equal to (x) the product of the total number of square feet of Lessee's Joint Use Midfield Terminal Space multiplied by the following rental rates per square foot for the following Fiscal Years:

               2001     $17.92          2005     $19.71
               2002      17.92          2006      19.71
               2003      18.22          2007      19.71
               2004      19.71          2008      20.04


          times (y) a fraction the numerator of which is the number of Lessee's domestic deplaned passengers accommodated in such Joint Use Midfield Terminal Space during the prior Fiscal Year in the event that the Joint Use Midfield Terminal Space is in the Domestic Area of the Midfield Terminal or the number of Lessee's international deplaned passengers accommodated in such Joint Use Midfield Terminal Space during the prior Fiscal Year in the event that the Joint Use Midfield Terminal Space is in the International Area of the Midfield Terminal, and the denominator of which is the total number of domestic deplaned passengers of all Signatory Airlines having use of such Joint Use Midfield Terminal Space which passengers are accommodated in such Joint Use Midfield Terminal

          Space in the event that Joint Use Midfield Terminal Space is in the Domestic Area of the Midfield Terminal and the total number of international deplaned passengers of all Signatory Airlines having use of such Joint Use Midfield Terminal Space which passengers are accommodated in such Joint Use Midfield Terminal Space in the event that the Joint Use Midfield Terminal Space is in the International Area of the Midfield Terminal; and

               (ii) commencing on the first day of Fiscal Year 2009, for Fiscal Year 2009 and for each Fiscal Year thereafter or portion thereof (on a pro rated basis), Lessee shall pay an amount equal to (x) the product of the total number of square feet of Lessee's Joint Use Midfield Terminal Space in the Domestic Area of the Midfield Terminal multiplied by the Midfield Domestic Joint Use Rental Rate for such Fiscal Year, plus (y) the product of the total number of square feet of Lessee's Joint Use Midfield Terminal Space in the International Area of the Midfield Terminal multiplied by the Midfield International Terminal Joint Use Rental Rate for such fiscal year.

          (b) The Midfield Domestic Joint Use Rental Rate for any fiscal year shall be (x) the sum of the Midfield Domestic O&M Rate for such fiscal year and the Midfield Domestic Bond Debt Service Rate for such fiscal year, multiplied by (y) a fraction the numerator of which is the number of Lessee's domestic deplaned passengers accommodated in such Joint Use Midfield Terminal Space during such Fiscal Year and the denominator of which is the number of domestic deplaned passengers of all Signatory Airlines having use of such Joint Use Midfield Terminal Space which passengers are accommodated in such Joint Use Midfield Terminal
          Space during such Fiscal Year.

          (c) The Midfield International Joint Use Rental Rate for any Fiscal Year shall be (x) the sum of the Midfield International O&M Rate for such Fiscal Year and the Midfield International Bond Debt Service Rate for such Fiscal Year, multiplied by (y) a fraction the numerator of which is the number of Lessee's international deplaned passengers accommodated in such Joint Use Midfield Terminal Space during such Fiscal Year and the denominator of which is the total number of international deplaned passengers of all Signatory Airlines having use of such Joint Use Midfield Terminal Space which passengers are accommodated in such Joint Use Midfield Terminal Space during such Fiscal Year.

     4.   COMMON USE MIDFIELD TERMINAL SPACE:

          (a) Lessee shall pay the following Midfield Common Use Rental Charges:

               (i) commencing on the date on which the first facilities in the Midfield Terminal become available for beneficial occupancy by Lessee, as evidenced by written notice thereof from Lessor to Lessee, for each Fiscal Year or portion thereof (on a pro rated basis), through Fiscal Year 2008, Lessee shall pay an amount equal to (x) the product of the total number of square feet of Common Use Midfield Terminal Space multiplied by the following rental rates per square foot for the following Fiscal Years:

               2001     $17.92          2005     $19.71
               2002      17.92          2006      19.71
               2003      18.22          2007      19.71
               2004      19.71          2008      20.04
          times (y) a fraction the numerator of which is the number of domestic deplaned passengers of Lessee accommodated in such Common Use Midfield Terminal Space during such Fiscal Year in the event that the Common Use Midfield Terminal Space is in the Domestic Area of the Midfield Terminal or the number of international deplaned passengers of Lessee accommodated in such Common Use Midfield Terminal Space during such Fiscal Year in the event that the Common Use Midfield Terminal Space is in the International Area of the Midfield Terminal, and the denominator of which is the total number of domestic deplaned passengers of all Signatory Airlines accommodated in such Common Use Midfield Terminal Space during such Fiscal Year in the event that the Common Use Midfield Terminal Space is in the Domestic Area of the Midfield Terminal or the total number of international deplaned passengers of all Signatory Airlines accommodated in such Common Use Midfield Terminal Space during such Fiscal Year in the event such Common Use Midfield Terminal Space is in the International Area of the Midfield Terminal; provided that, for Common Use Midfield Terminal Space in the International Area of the Midfield Terminal that is used for both domestic and international operations (e.g., ramp access facilities, holdrooms and jet bridges), Lessee shall pay for each Fiscal Year an amount equal to (A) the product of the number of square feet of such space multiplied by the rental rate set forth above for the applicable Fiscal Year, times (B) a fraction the numerator of which is the total number of domestic and international deplaned passengers of Lessee accommodated in such Common Midfield Terminal Space during such Fiscal Year and the denominator of which is the total number of domestic and international deplaned passengers of all Signatory Airlines accommodated in such Common Midfield Terminal Space during such Fiscal Year; and

               (ii) commencing on the first day of Fiscal Year 2009, for Fiscal Year 2009 and for each Fiscal Year thereafter or portion thereof (on a pro-rated basis), Lessee shall pay an amount equal to (x) the product of (A) the total number of Useable Square Feet of Common Use Midfield Terminal Space in the Domestic Area of the Midfield Terminal multiplied by the sum of the Midfield Domestic O&M Rate and the Midfield Domestic Bond Debt Service Rate for such Fiscal Year, times
          (B) a fraction the numerator of which is the total number of domestic deplaned passengers of Lessee accommodated in Common Use Midfield Terminal Space in the Domestic Area of the Midfield Terminal in such Fiscal Year and the denominator of which is the total number of domestic deplaned passengers of all Signatory Airlines accommodated in Common Use Midfield Terminal Space in the Domestic Area of the Midfield Terminal in such Fiscal Year, plus (y) the product of (A) the total number of Useable Square Feet of Common Use Midfield Terminal Space in the International Area of the Midfield Terminal multiplied by the sum of the Midfield International O&M Rate and the Midfield International Bond Debt Service Rate for such Fiscal Year, times (B) a fraction the numerator of which is the total number of international deplaned passengers of Lessee accommodated in Common Use Midfield Terminal Space in the International Area of the Midfield

          Terminal in such Fiscal Year and the denominator of which is the total number of international deplaned passengers of all Signatory Airlines accommodated in Common Use Midfield Terminal Space in the International Area of the Midfield Terminal in such Fiscal Year; provided, that, for Common Use Midfield Terminal Space in the International Area of the Midfield Terminal that is used for both domestic and international operations (e.g., ramp access facilities, holdrooms and jet bridges), Lessee shall pay for each Fiscal Year an amount equal to (x) the product of the total number of Useable Square Feet of such space times the sum of the Midfield International O&M Rate and the Midfield International Bond Debt Service Rate, for such Fiscal Year, multiplied by (y) a fraction the numerator of which is the total number of domestic and international deplaned passengers of Lessee accommodated in such space during such Fiscal Year and the denominator of which is the total number of domestic and international deplaned passengers of all Signatory Airlines accommodated in such space during such Fiscal Year.

B.   ACTIVITY FEES AND CAPITAL EXPENDITURES:

     1. ACTIVITY FEES: All rentals, fees and charges for the use of the premises, facilities, rights, licenses, services and privileges granted hereunder, except those for which rentals, fees or charges are otherwise specifically provided herein, shall be combined in and represented by an "Activity Fee" calculated for each Fiscal Year, and which shall be an amount equal to the product of the number of thousand pounds of Approved Maximum Landing Weight of aircraft landed at the Airport in such Fiscal

Year, multiplied by the Activity Fee rate for such Fiscal Year. The Activity Fee rate for any Fiscal Year shall be the quotient arrived at by dividing:

          (a)  the Revenue Requirement, as below defined, for such Fiscal Year,

          by

          (b) the aggregate amount of Approved Maximum Landing Weight of aircraft, in units of one thousand pounds, of all Signatory Airlines, for such Fiscal Year.

The "Revenue Requirement" for any Fiscal Year as used herein shall mean that amount of revenue required to produce total net Airport revenue equal to the following amount:

          (1)  O&M Expenses for such Fiscal Year; plus

          (2) (a) one hundred twenty-five percent (125%) of the amount of principal and interest due (net of any capitalized interest) for such Fiscal Year on all then outstanding Bonds, less (b) any amounts on deposit in the Revenue Fund at the beginning of such Fiscal Year representing so-called "coverage" funds collected for so-called "rolling coverage" pursuant to any bond ordinance under which Bonds were issued that requires such rolling coverage, less (c) any PFC revenues received by Lessor during such Fiscal Year and allocated by Lessor to pay principal and interest on outstanding Bonds in such Fiscal Year; plus

          (3) deposits into the Bond Reserve Account, the Operation and Maintenance Reserve Fund and the Renewal and Replacement Fund required for such Fiscal Year pursuant to the provisions of the Bond Ordinance; plus

          (4) commencing in Fiscal Year 2001, an amount equal to $5 million (which amount shall be escalated each Fiscal Year beginning in Fiscal Year 2002 to reflect percentage increases in the Producer Price Index during the most recently ended 12-month period for which such index is available) minus the amount, if any, deposited for such Fiscal Year into the ACE Account; plus

          (5) commencing in the Fiscal Year in which no Airport Revenue Bonds are subject to Paid-in Coverage (as defined in Article IIB.2.(a) below), $350,000; minus

          (6) all other Airport revenues (including, but not limited to, all rental charges for Existing Terminal Facilities, Terminal Charges and all concession and parking revenue) received [or receivable if the Lessor is on an accrual accounting basis] during such Fiscal Year (excepting Special Facility Revenues).

     The unit thus arrived at shall be the Activity Fee rate per thousand pounds of Approved Maximum Landing Weight payable by Lessee to Lessor for such of Lessee's aircraft, or aircraft of its subsidiary, as have landed at the Airport during the Fiscal Year for which such calculation is made.

     The Activity Fee as herein established shall not be subject to further adjustment except by agreement of the parties hereto, or as provided in Article IIIF.

     2.   LESSOR COVENANTS; CAPITAL EXPENDITURES:

     (a)  Lessor covenants:

               (i) That it will provide efficient management and operation of the Airport on the basis of sound business principles and that it will not incur expense for Airport operation, maintenance and administration in excess of the amounts reasonably and necessarily required therefor.

               (ii) That it shall operate the Airport in a manner so as to produce revenues from concessionaires, tenants, and users of a nature and amount which would be produced by a reasonably prudent operator of an airport.

               (iii) That it will comply in all respects with the revenue retention requirement in Section 511(a)(12) of the Airport and Airway Improvement Act of 1982, as amended, now codified at 49 U.S.C. Section 47107(b). Commencing in Fiscal Year 1997, Lessor may include in O&M Expenses for each Fiscal Year administrative charges not in excess of $5 million, provided that the foregoing cap amount shall be escalated each Fiscal Year, commencing in Fiscal Year 1998, by multiplying the prior year's cap amount by a factor of one (1) plus the percentage increase, if any, in the index of average hourly earnings for production workers for manufacturing industries in the United States, as published by the United States Department of Labor, Bureau of Labor Statistics (or if this index is discontinued or otherwise becomes unavailable to the public, the most nearly comparable index of such average hourly earnings published by a recognized financial institution, financial publication or university) during the most recently ended 12-month period for which such index is available.
          The annual
          administrative charges of $5 million shall pay for all services provided directly or indirectly by any department, division or agency of Lessor other than the Airport, or Central Communications to the extent operated by the Airport, in the nature of administration and legislative oversight, finance, budget, accounting, legal, payroll, purchasing, personnel, information processing, imaging, planning and development. Administrative charges shall not include (A) optional contracted services by the Airport, such as landscaping, mowing, engineering (design, construction, inspection and project management) and mechanical, electrical and plumbing trade services to be performed on Airport property, or (B) payroll and fringe benefit costs for the employee positions described in Exhibit H; provided that any increase in such costs or the number of such positions above those shown on Exhibit H must be approved by a majority in number of the Signatory Airlines.

               (iv) That it will utilize competitive bidding procedures for the award of all maintenance and operation contracts and construction contracts for the Airport.

               (v) That all senior appointed Airport officials shall have professional qualifications commensurate with the responsibilities of the jobs to be performed by such officials.

               (vi) That it will take all necessary actions to assure that the personnel of Lessor, whose wages and benefits are included in O&M Expenses, are actually performing work for the Airport as represented by such inclusion.

               (vii) That it will operate Willow Run Airport only as a reliever airport for the Airport with no scheduled air carrier or public charter passenger service.

               (viii) That PFC revenues received by Lessor in each of Fiscal Years 2002, 2003, 2004, 2005, 2006, 2007 and 2008 that exceed in such year, by reason of increases in passenger activity levels at the Airport, the amount of PFC revenues received by Lessor in Fiscal Year 2001 that is attributable to a PFC of $3 shall be used by Lessor to pay for capital projects in the Capital Improvement Program attached hereto as EXHIBIT G that are approved by a Weighted Majority and by the FAA for PFC funding, whether on a pay-as-you-go basis or to pay Bond Debt Service on Bonds issued to fund such projects.

               (ix) That PFC revenues received by Lessor through Fiscal Year 2008 that are attributable to increases in the PFC from $3 per enplaned passenger shall be applied (A) as required by FAA Letter of Intent No. AGL-90-01, Amendment No. 7, dated August 21, 1996, and then
          (B) to capital projects at the Airport for safety or security, or to FAA required capital projects, so long as such projects are approved by the FAA for PFC funding, and then (C) to capital projects in the Capital Improvement Program attached hereto as EXHIBIT G that are approved by the FAA for PFC funding.

          Lessor and Lessee recognize that payment of the Activity Fee, as herein provided, together with other funds, will result in an annual surplus, because, among other things, Ordinance 319 currently requires the collection by Lessor of rates and charges necessary to produce in each Fiscal Year revenues that include 125% of the principal and interest due in such year on Airport Revenue Bonds (exclusive of capitalized interest thereon) (the excess 25% required to be collected is herein referred to as "Paid-in Coverage"). Lessor covenants to utilize such surplus only for the retirement of Bonds or as follows:

          (1) Fifty percent (50%) of the amount attributable to the Paid-in Coverage, if any, on the Airport Revenue Bonds shall be deposited into the Airline Equity Account and allocated among the Airline Equity Subaccounts in accordance with the respective landed weights of each Signatory Airline for the applicable period;

          (2) Three Hundred Fifty Thousand Dollars ($350,000) shall be deposited annually into the County Discretionary Fund;

          (3) Fifty percent (50%) of the amount attributable to the Paid-in Coverage, if any, on the Airport Revenue Bonds (less $350,000 annually) shall be deposited into the ACE Account;

          (4) Deposits shall be made into the Subordinate Bond Reserve Account, the Operation and Maintenance Reserve Fund and the Renewal and Replacement Fund pursuant to the provisions of Ordinance 319, and into any other funds for similar purposes established pursuant to other ordinances under which Bonds are issued; and

          (5) Amounts includible each Fiscal Year in the Revenue Requirement pursuant to item (4) of the definition thereof in Article IIIB.1. shall be deposited into the Airport Development Fund, to be established and held by Lessor for the purposes described in Article IIIB.2.(c)(4) below.

     (b) Lessor may issue Bonds to finance the costs (including all reasonable costs incidental to the issuance and sale of such bonds) of capital projects and may include the Bond Debt Service (including, among other things, coverage requirements) on such Bonds in Lessee's fees hereunder only after first receiving approval of a Weighted Majority for such capital projects.

          Lessor may assign, in accordance with the Bond Ordinance and the terms of this Agreement, certain of its interests in and pledge certain revenues and receipts of the Airport as security for payment of the principal of, premium, if any, and interest on Bonds. Except as set forth in the preceding sentence and except for residential property acquired by the Airport pursuant to the Airport's noise mitigation program, Lessor shall not pledge, sell, convey, mortgage, encumber, assign or otherwise transfer the Airport or any portion thereof during the term of this Agreement.

     (c) The following limitations shall apply to expenditures from the below-described funds and accounts:

          (1) EXPENDITURES TO BE MADE FROM THE COUNTY DISCRETIONARY FUND. Lessor may make expenditures from the County Discretionary Fund without approval by the air carriers for any lawful Airport-system purpose, except that expenditures for Willow Run Airport shall only be made if Lessor is in compliance with its covenant in Article III B.2.(a)(vii).

          (2) CAPITAL EXPENDITURES TO BE MADE FROM THE ACE ACCOUNT. If Lessor proposes to make a capital expenditure from the ACE Account it shall be subject to the approval of the air carriers if such capital expenditure greater than Fifty Thousand dollars ($50,000). Such approval shall be deemed given unless within thirty (30) days after receipt of Lessor's proposal to make such expenditure Lessor is notified by a Majority-in-Interest of the air carriers that such expenditure is disapproved, such notification to contain specific reasons and grounds therefor.

          (3) EXPENDITURES TO BE MADE FROM THE AIRLINE EQUITY SUBACCOUNTS. Each Signatory Airline may choose to use any amounts deposited into its Airline Equity Subaccount for any of the following purposes:

               (i)   as a direct credit against Activity Fees payable by it;

               (ii)  for capital expenditures at the Airport; or

               (iii) to service Special Facility Revenue Bond debt for capital improvements at the Airport.

          (4)  EXPENDITURES TO BE MADE FROM AIRPORT DEVELOPMENT FUND.
          Lessor may make capital expenditures from the Airport Development Fund without approval by the air carriers for any lawful Airport-system related purpose, provided that Lessor shall not pledge the Airport Development Fund as security for any Bond or other debt of Lessor without approval of a Majority-in-Interest of the air carriers, and provided, further, that capital expenditures for Willow Run Airport shall only be made if Lessor is in compliance with its covenant in
          Article III B.2.(a)(vii).

     (d) In order to permit Lessor to issue Bonds in compliance with applicable securities laws, Lessee agrees that, upon the request of Lessor, Lessee shall provide to Lessor such information with respect to Lessee as Lessor deems reasonably necessary in order for Lessor to issue Bonds in compliance with the requirements of Rule 15c-2(12) of the Securities and Exchange Commission.

C. CHARGES FOR ELECTRICAL CURRENT: Lessee shall pay to Lessor for Lessee's use and occupancy of Exclusive Use Premises, Preferential Use Premises, Joint Use Premises and Common Use Premises under this Agreement, a charge for electrical current furnished by Lessor to each such area, said charge to be computed as follows:

     (1) In metered areas at a rate not exceeding that which Lessee would have to pay if it established the same demand and took the same quantity directly from the public utility (or other third party provider) supplying electrical current to the Midfield Terminal.

     (2) In unmetered areas at a rate per square foot of occupied space as established by an electrical consultant appointed by Lessor. In the event the parties hereto shall be unable to agree on the aforementioned charges, the controversy shall be subject to arbitration in the manner provided in Article XVII of this Agreement.

     (3) In Common Use Premises the electrical current charge shall be shared with the other common users, 20% equally and 80% to be allocated on the basis of enplaned passengers.

     (4) In Joint Use Premises the electrical current charge shall be shared by the users of such premises based on the number of passengers of each such user.

D. CHARGES FOR WATER AND SEWERAGE FACILITIES: Lessor shall charge Lessee for water and sewerage facilities supplied to Lessee's Exclusive Use Premises and Preferential Use Premises and the amount of such charge shall be subject to future agreement of the parties hereto. In the event the parties hereto shall be unable to agree on such amount, the controversy shall be subject to arbitration in the manner provided in Article XVII of this Agreement.

E.   CONTINUING RENTAL OBLIGATION

     1. Should any scheduled air carrier, including Lessee, having an agreement with Lessor substantially similar to the Basic Agreement or this Agreement, terminate its operations at the Airport by reason of the loss of its operating authority to serve the Detroit Metropolitan Area and exercise the right of cancellation provided for in such case in Article XV of the Basic Agreement or in this Agreement, its continued obligation to pay to Lessor charges thereafter due under the Basic Agreement or this Agreement, including space rentals and Activity Fees, shall, subject to the provisions of the paragraph next following, thereupon terminate. Payment of rentals and Activity Fees thereafter required shall be the responsibility of such of the other aforesaid scheduled air carriers which continue to provide air transportation service to the Detroit Metropolitan Area.

     Should (a) all such aforesaid air carriers lose their operating authority to serve the Detroit Metropolitan Area, or (b) should Lessor fail to maintain the necessary certifications required to permit scheduled air carrier operations at the Airport, and ALL of such air carriers exercise the right of cancellation provided for in either event in said Article XV, the obligation to pay such aforesaid charges shall terminate subject, however, to the following condition. Until Fiscal Year 2009, upon such termination all such aforesaid carriers then operating at the Airport (including Lessee if such be the case) shall be obligated, to the extent hereinafter required, to pay annually, or in such installments as Lessor may require, an amount not in excess of three hundred percent (300%) of their respective annual rentals (calculated in the manner set forth in paragraph 2 immediately below) payable at that time for terminal building space at the Airport (whether leased under the Basic Agreement, this Agreement or otherwise) for the purpose of providing funds to be applied to Bond Debt Service (exclusive of any additional coverage) on the then outstanding issues of Bonds. Payments required of such carriers shall be assessed against each of them in a uniform manner per square foot leased and shall be diminished pro rata to the extent that Airport revenues or capital funds are realized from other sources and are available for application to the debt service on the said Bonds as provided for in Subparagraph 3 below.

     2. For the purpose of calculating payments which such carriers may be obligated to make, Lessor shall first determine the average annual rental rate per square foot paid for such terminal building space by all such carriers by dividing their total annual rentals for such space by the total square footage of the space. The square footage leased by each carrier shall then be multiplied by such average rate in order to obtain an annual rental of each such carrier for the purpose of establishing the three hundred percent (300%) maximum annual limitation.

     3. In the event Lessor fails to maintain the necessary certifications required to permit scheduled air carrier operations at the Airport and thereafter operates at the Airport for other purposes, any revenues earned as a result shall, after providing for necessary operating and maintenance expenses, be first applied each year to such debt service requirements before requiring payments by the carriers pursuant to paragraph 1 above. In the foregoing circumstances and as long as any of the aforesaid Bonds are outstanding, Lessor shall use its best efforts to operate or lease the Airport properties so as to produce sufficient revenues to satisfy the requirements of the aforesaid Bonds. If under such circumstances the Airport properties or portion thereof are sold by Lessor, the proceeds of such sale(s) shall first be used (or set aside) and be applied to current and future debt service requirements or to retire the aforesaid Bonds before requiring payments by the carriers pursuant to subparagraph 1 above.

F.   PAYMENT OF RENTALS AND ACTIVITY FEES

     1.   INFORMATION ON LESSEE OPERATIONS:

          (a) Not earlier than 120 days nor later than 90 days prior to the last day of each Fiscal Year, Lessee shall furnish Lessor with an estimate for the next ensuing Fiscal Year of (i) the total Approved Maximum Landing Weight of all aircraft to be landed at the Airport by Lessee, (ii) the total number of enplaned domestic and international passengers and deplaned domestic and international passengers of Lessee, (iii) the total number of arriving and departing domestic and international flights of Lessee, and (iv) the Midfield O&M Expenses to be reimbursed to Lessee pursuant to Article VII.B.

          (b) Lessee shall, no later than the 20th day of each calendar month, transmit to Lessor a report, certified by Lessee, setting forth (i) the actual number of Lessee's enplaned passengers and deplaned passengers for the preceding calendar month, (ii) the actual aggregate Approved Maximum Landing Weight for all aircraft operated by Lessee and landed at the Airport during the preceding calendar month,
          (iii) the actual number of Lessee's arriving and departing domestic and international flights for the preceding month, and (iv) the Midfield O&M Expenses actually paid by Lessee pursuant to Article VII.B. for the preceding calendar month.

     2. PROJECTION OF RENTALS AND ACTIVITY FEES: Not later than 60 days prior to the end of each Fiscal Year, Lessor shall furnish Lessee with a projection for the next ensuing Fiscal Year (the "Projection") of the Terminal Charges to be paid hereunder, and the Activity Fee rate per thousand pounds of Approved Maximum Landing Weight. Such Projection will include Lessor's proposed Airport budget, and shall set forth a calculation of the Activity Fee (including all sources of revenue and all expenses) for the next ensuing Fiscal Year, together with other information relevant thereto reasonably requested by Lessee. Lessor shall give due consideration to any suggestions and comments made by Lessee with respect to the Projection. The Projection, as revised by Lessor after considering Lessee's suggestions and comments, shall be the basis for computing Lessee's Terminal Charges and Activity Fees for the next ensuing Fiscal Year unless and until otherwise revised pursuant to paragraph 4 below.

     3.   PAYMENT OF RENTALS AND ACTIVITY FEES:

          (a) Not later than the 20th day of each calendar month of each Fiscal Year, Lessee shall pay Lessor, without demand or invoice, an amount equal to 1/12 of Lessee's aggregate Terminal Charges for such Fiscal Year, computed in accordance with Article IIIA, and based on the Projection, as such projection may have been revised pursuant to paragraph 4 below.

          (b) Not later than the 20th day of each calendar month of each Fiscal Year, Lessee shall pay Lessor, without demand or invoice, an amount equal to Lessee's aggregate Activity Fees for the preceding calendar month, calculated by multiplying the total Approved Maximum Landing Weight for aircraft landed by Lessee at the Airport during the preceding calendar month by the Activity Fee rate for such Fiscal Year, computed in accordance with Article IIIB.1., and based on the Projection, as such projection may have been revised pursuant to paragraph 4 below.

          (c) Lessee may net from the payments to be made to Lessor pursuant to paragraphs (a) and (b) above the amount of Midfield O&M Expenses actually paid by Lessee pursuant to Article VII.B. for the preceding calendar month.

     4. ADJUSTMENT OF RENTALS AND ACTIVITY FEES: Not later than the 150th day of each Fiscal Year, Lessor shall furnish Lessee with a revised Projection (the "Mid-Year Projection"), which shall reflect the most recently available information with regard to the amounts actually incurred or realized during such Fiscal Year for Bond Debt Service, O&M Expenses, and the Revenue Requirement, as well as any changes in the number of useable square feet in the Midfield Terminal and the Existing Terminal Facilities, together with the most recently available information with regard to Terminal Charges and Activity Fees actually received by Lessor. Lessor shall give due consideration to any suggestions and comments made by Lessee with respect to the Mid-Year Projection. If the Mid-Year Projection, as revised by Lessor after considering Lessor's suggestions and comments, indicates that aggregate payments of Terminal Charges and Activity Fees, at the then-existing rates would result in an overpayment or underpayment of the aggregate amount required to be generated by Lessor through Terminal Charges and Activity Fees, Lessor shall revise the Projection and adjust the rates set forth therein for such Fiscal Year to conform to the Mid-Year Projection.

     5.   PRELIMINARY ANNUAL SETTLEMENT AND FINAL AUDIT:

          (a) Within 60 days after the end of each Fiscal Year, Lessor will furnish Lessee with a preliminary report, containing a preliminary calculation, based on actual data, in accordance with this Agreement, of Terminal Charges and Activity Fees estimated to be chargeable to Lessee for the preceding Fiscal Year, and setting forth the amounts actually paid by Lessee for such period. If such report indicates that the aggregate of such fees and charges actually paid by Lessee were greater than the aggregate amounts chargeable to Lessee, then within 90 days after the end of such Fiscal Year Lessor shall refund 80% of any such estimated excess to Lessee. If such report indicates that the aggregate of such fees and charges paid by Lessee were less than the amounts chargeable to Lessee, then within 90 days after the end of such Fiscal Year Lessee shall pay to Lessor 80% of the amount of any such estimated deficiency. Interest shall accrue at a rate of 7% per annum, and be payable by Lessee in cash, on any portion of any deficiency not paid by Lessee when due. Interest shall accrue at a rate of 7% per annum, and be payable by Lessor, through a reduction in the amount of Lessor's administrative costs includible in O&M Expenses for the then Fiscal Year pursuant to Article IIIB.2.(a)(iii), on any portion of any excess not refunded to Lessee when due.

          (b) By the 180th day of each Fiscal Year, Lessor shall furnish to Lessee a copy of an annual audit report prepared by a nationally recognized accounting firm, covering the operation of the Airport for the preceding Fiscal Year (the "Final Audit"). Lessor shall prepare a calculation, based on the Final Audit, in accordance with this Agreement, of all Terminal Charges and Activity Fees chargeable to Lessee for the preceding Fiscal Year, and setting forth the amounts actually paid by Lessee for such period, taking into account all payments and refunds pursuant to paragraph 5.(a) above. If aggregate fees and charges actually paid by Lessee were greater than the aggregate amount chargeable, then within 30 days after delivery of the Final Audit Lessor shall refund the amount of such overpayment to Lessee. If aggregate fees or charges actually paid by Lessee were less than the aggregate amount chargeable to Lessee, then within 30 days after receipt of the Final Audit Lessee shall pay to Lessor the amount of any such deficiency. The amount of Lessor's administrative costs includible in O&M Expenses for the then Fiscal Year shall be reduced by $50,000 for each month that delivery of the Final Audit to Lessee is delayed beyond the 180th day of such Fiscal Year.

          (c) The payment by Lessee of any fees and charges hereunder and the acceptance by Lessor thereof for any Fiscal Year, shall not preclude either Lessee or Lessor from questioning, within a period of one (1) year from the date of receipt by Lessee of the Final Audit for such Fiscal Year, the accuracy of any report or statement on the basis of which such payment was made, or preclude Lessor from making any claim against Lessee for any additional amount payable by Lessee, or preclude Lessee from making any claim against Lessor for the return of any excess amount paid by Lessee.

G. SUPPLEMENTAL CAPITAL COST PAYMENTS: In addition to all other rentals and charges payable hereunder by Lessee, Lessee shall pay the following annual Bond Debt Service charges, which shall be billed on a monthly basis in advance each month, in respect of certain projects that were constructed for the benefit of Lessee in the Existing Terminal Facilities pursuant to the Basic Agreement:

     1.   $753,317.26 for the United Airlines relocation project;

     2.   $19,507.27 for the Concourse G elevator project;

     3.   $412,648.00 for the extension to Concourse C; and

     4.   $1,958,194.00 for the new Concourse G and related projects.

Lessee will pay the above annual Bond Debt Service on that portion of the 1986 and 1993 General Airport Revenue Bonds even though the term of such debt service obligation extends beyond the term of the lease of such temporary facilities. The foregoing notwithstanding, the parties acknowledge that (a) the aforesaid amounts represent annual Bond Debt Service charges in effect on the execution date of this Agreement and include amounts for 25% Paid in Coverage, and (b) such amounts will be adjusted if and when coverage requirements change and/or the Bonds to which such debt service charges relate are refinanced or refunded.

                                   ARTICLE IV

                             [INTENTIONALLY OMITTED]

                                    ARTICLE V

                        CONSTRUCTION, MAINTENANCE, REPAIR
                             AND OPERATION BY LESSEE
                             -----------------------
     Lessee may construct or install at its own expense any equipment, improvements and facilities, and any additions thereto, upon all or any part of the premises hereunder leased to Lessee for its exclusive use or preferential use and may construct or install at its own expense, any equipment, improvements and facilities authorized under Article I hereof upon any Airport property not leased to Lessee for its exclusive use or preferential use at such locations as may be approved by Lessor. Plans and specifications of any proposed construction or installation of improvements and facilities (including any substantial alteration or addition thereto) shall be submitted to and receive the prior approval of Lessor. Lessor shall have the right to refuse approval of such plans and specifications if the external appearance of such improvements and facilities does not meet Lessor's reasonable requirements for substantial uniformity of appearance of improvements and facilities on the Airport, or, if the type or time of construction or installation, or the location thereof does not meet Lessor's reasonable requirements for safe use of the Airport and appurtenances by other authorized persons. Lessor may, at its own cost, inspect any such construction or installation.

     Lessee shall keep and maintain all premises hereunder leased to Lessee for its exclusive use or preferential use and all such improvements and facilities and additions thereto, whether constructed or installed by it upon premises hereunder leased to it for its exclusive use or preferential use or upon Airport property not leased to it for its exclusive use or preferential use, in good condition and repair, reasonable wear and tear excepted, and damage by fire or other casualty excepted. Lessee shall not be liable for the repair or restoration of damage to premises hereunder leased where such damage results from fire, structural defect, or other casualty for which Lessor has obtained and there is in effect adequate insurance protection covering such fire or other casualty. No restriction shall be placed upon Lessee as to the architects, builders or contractors who may be employed by it in connection with any construction, installation, alteration, repair or maintenance of any such equipment, improvements, facilities and additions.

     Lessee shall keep such premises leased to Lessee for its exclusive use or preferential use in a sanitary and sightly condition, and shall provide all necessary janitor services with respect thereto.

     In the event that Lessee fails to perform for a period of thirty days after written notice from Lessor so to do, any obligation required by this Article V to be performed by Lessee at Lessee's cost, or fails to correct any construction or installation by it of any equipment, improvements or facilities not completed in accordance with the plans and specifications approved by Lessor within thirty days of Lessor's notice to Lessee of a deviation from such plans and specifications and request for appropriate changes in such construction and installation, Lessor, upon the expiration of such thirty day period, may, but shall not be obligated to, enter upon the premises involved and perform such obligation of Lessee, charging Lessee the reasonable cost and expense thereof, and Lessee agrees to pay Lessor such charge in addition to any other amounts payable by Lessee hereunder; provided, however, that if Lessee's failure to perform any such obligation adversely affects or endangers the health or safety of the public or of employees of Lessor, and if Lessor so states in its aforesaid notice to Lessee, Lessor may but shall not be obligated to perform such obligation of Lessee at any time after the giving of such notice and without awaiting the expiration of said thirty day period, and charge to Lessee, and Lessee shall pay, as aforesaid, the reasonable cost and expense of such performance. If Lessor shall perform any of Lessee's obligations in accordance with the provisions of this section, Lessor shall not be liable to Lessee for any loss of revenues to Lessee resulting from such performance.

                                   ARTICLE VI

                            RIGHT OF ENTRY BY LESSOR

     Lessor may enter upon the premises now or hereafter leased exclusively or preferentially to Lessee hereunder at any reasonable time for any purpose necessary, incidental to, or connected with the performance of its obligations hereunder, in the exercise of its governmental functions, or in the event of any emergency.

                                   ARTICLE VII

                   MAINTENANCE, OPERATION AND REPAIR BY LESSOR

     A. Lessor shall operate, maintain and keep in good repair the areas and facilities described in Article I hereof. Lessor shall keep the Airport free from obstruction, including, without limitation, the clearing and removal of snow, vegetation, stones and other foreign matter from the runways, taxiways, and loading areas and areas immediately adjacent to such runways, taxiways and loading areas, as may be reasonably necessary for the safe, convenient and proper use of the Airport by Lessee, and shall maintain and operate the Airport in all respects in a manner at least equal to the highest standards or ratings issued by the FAA for airports of similar size and character and in accordance with all rules and regulations of the FAA.

     Lessor, at its cost, shall provide and supply adequate heat to and air conditioning for the premises hereunder leased to Lessee for its exclusive use or preferential use or for its use jointly or in common with others, and shall provide reasonable illumination and drinking water in the public and passenger space in the Midfield Terminal and the Existing Terminal Facilities and, except as otherwise provided herein, for the areas and facilities adjacent thereto respecting which Lessee is given a non-exclusive use hereunder. Lessor, at its cost, shall also provide adequate lighting for the vehicular parking spaces and adequate field lighting on and for the Airport, including, without limiting the generality hereof, boundary lights, landing lights, flood lights and beacons. Lessor, at its cost, shall also provide all janitor services and other cleaners necessary to keep the vehicular parking spaces and the landing field of the Airport at all times clean, neat, orderly, sanitary and presentable.

     Lessor shall provide adequate guards, at such times as may be required by the circumstances, at all parts of the Airport which Lessee is entitled to use jointly and in common with others.

     In the event that Lessor fails to perform for a period of thirty days after written notice from Lessee so to do, any obligation required by this Article VII to be performed by Lessor at Lessor's cost, Lessee, upon the expiration of such thirty day period, may but shall not be obligated to perform such obligation of Lessor and deduct the reasonable cost to Lessee of performing such obligation from any rentals, fees or charges subsequently becoming due from Lessee to Lessor under this Agreement; provided, however, that if Lessor's failure to perform any such obligation adversely affects or endangers the health or safety of Lessee or of any of any of its employees, agents, passengers, guests, patrons, invitees, or its or their suppliers of materials or furnishers of service or any of its or their property, and if Lessee so states in its aforesaid notice to Lessor, Lessee may but shall not be obligated to perform such obligation of Lessor at any time after the giving of said notice and without awaiting the expiration of said thirty day period, and Lessee may deduct its reasonable costs of performance thereof from any rentals, fees or charges as aforesaid.

     Lessor shall have the right to relocate at its own cost any equipment, improvements and facilities constructed or installed by Lessee upon the Airport property not leased hereunder to Lessee for its exclusive use or preferential use pursuant to authorization therefor under Article I hereof; provided, however, that such relocation shall be performed in such a manner and at such times as are calculated to reduce to the minimum possible under the circumstances any interference with Lessee's operations at the Airport, and that the relocated equipment, improvements and facilities shall, when completed, be commensurate with the equipment, improvements and facilities existing prior to such relocation.

     B. Notwithstanding the foregoing, Lessor hereby appoints Lessee as its agent for the performance of, and Lessee agrees to and undertakes to perform, the Assigned Operations and Maintenance Functions to be performed by Lessor pursuant to this Article VII in, on and under the Midfield Terminal, pursuant to the following agreements:

          1. Lessee agrees to perform the Assigned Operations and Maintenance Functions in a manner and to standards as are established for Lessor in this
Article VII.

          2. In the event that Lessee fails to perform, for a period of 30 days after written notice from Lessor so to do, any obligation required by this
Article VII to be performed by Lessee at Lessee's cost, Lessor, upon the expiration of such 30 day period, may, but shall not be obligated to, enter upon the premises involved and perform such obligation of Lessee, provided, however, that if Lessee's failure to perform any such obligation adversely affects, or endangers the health or safety of the public or of employees of Lessor, and if Lessor so states in its aforesaid notice to Lessee, Lessor may, but shall not be obligated to, perform such obligation of Lessee, at any time after the giving of such notice and without awaiting the expiration of said 30 day period.

          3. As required by Article IIIF.1.(b)(vii) above, Lessee shall render a detailed statement for reimbursement of the out of pocket costs incurred by Lessee in connection with the Assigned Operations and Maintenance Functions undertaken by Lessee under this Article VII within 20 days after the end of each month, and Lessee shall be entitled to net such amounts against payments due Lessor pursuant to Article IIIF.3. above. Lessor shall be entitled to audit any monthly statement of costs rendered by Lessee and Lessee will make available to Lessor all of the records supporting such statements. With respect to employees of Lessee, Lessee shall be entitled to reimbursement for any out-of-pocket costs incurred by it for salaries and benefits of Lessee's employees exclusively assigned to the Assigned Operations and Maintenance Functions and who are based at, and spend substantially all of their work time at, the Airport. The payments made by Lessor to Lessee pursuant to this subsection shall be deemed to be Midfield O&M Expenses.

          4.   In the performance of the functions undertaken pursuant to this
Article VII by contractor or third party forces engaged by Lessee, Lessee shall require payment of wage rates and provision of benefits comparable to the wage rates and benefits paid and provided to workers engaged in similar skilled trades work for building maintenance projects in the Detroit Metropolitan Area.

                                  ARTICLE VIII

                                UTILITY SERVICES

     Lessor shall, directly or by arrangement with appropriate utility companies or suppliers, supply Lessee with electrical current, gas, water, telephone and sewerage facilities, and shall charge Lessee for such utility services at rates not exceeding those which Lessee would have to pay if it established the same demand and took the same quantity directly from such utility companies or suppliers. Lessor shall also supply electrical current to the ramp areas to be used by Lessee in common with others and shall charge Lessee its appropriate share of such electrical current at the rates hereinabove specified.

                                   ARTICLE IX

             SPACE FOR UNITED STATES WEATHER BUREAU, POSTAL SERVICE,
              FEDERAL AVIATION ADMINISTRATION, AND EXPRESS AGENCIES

     Lessor shall, upon request of such persons or governmental or express agencies make available reasonable and convenient space and facilities at the Airport for the use of the United States Postal Service, or any person required to use such space by regulations thereof, and for the use of an express agency or agencies at a reasonable rental charge to such persons, governmental agency and express agencies; and Lessor shall in like manner make available reasonable and convenient space and facilities at the Airport for the use of the United States Weather Bureau and FAA.

                                    ARTICLE X

                                   RESTAURANT

     Any other provision of this Agreement to the contrary notwithstanding, Lessee shall have the right to operate directly or through a designee, assignee or sub-lessee, private club facilities within such appropriate space leased to it in the Midfield Terminal for such purposes, which club facilities shall be authorized to serve food and beverages; provided, however, food and beverages served in such private club facilities will be obtained by Lessee from the Airport food concessionaire to the extent that same are available for purchase from said Airport food concessionaire.

                                   ARTICLE XI

                              RULES AND REGULATIONS

     Lessor shall adopt and enforce reasonable rules and regulations and any reasonable amendments thereto, with respect to the use of the Airport, which shall provide for the safety of those using the Airport, and Lessee agrees to observe and obey the same; provided, that such rules and regulations shall be consistent with safety and with rules, regulations and orders of the FAA with respect to aircraft operations at the Airport; and provided further, that such rules and regulations shall not be inconsistent with the procedures prescribed or approved from time to time by the FAA with respect to the operation of Lessee's aircraft at the Airport. Lessee shall be given notice of all amendments to rules and regulations as are from time to time adopted by Lessor and no such amendment shall be effective as to Lessee until thirty (30) days after the date of such notice unless Lessor states in said notice that the amendment is of an emergency nature, in which case the amendment shall be immediately effective.

                                   ARTICLE XII

                       CONTROL OF RATES, FARES OR CHARGES

     Lessor shall have no control whatsoever over the rates or charges that Lessee may prescribe for any of its services to, from, through or at the Airport, or between the Airport and Lessee's ticket offices or other stopping places in the City of Detroit or the County of Wayne, or elsewhere, nor shall Lessor, except to the extent reasonably necessary to prevent physical damage or injuries to persons or property at the Airport, in any manner whatsoever, control the type, design, style, figuration, weight, allowable loads, specifications or means of propulsion of, or use of space on, the aircraft Lessee may operate to and from said Airport, or the point of origin or destination of flights operated by Lessee to or from the Airport.

                                  ARTICLE XIII

                        DAMAGE OR DESTRUCTION OF PREMISES

     Notwithstanding the provisions of Article V as to maintenance and repair of premises by Lessee, if any terminal at the Airport shall be partially damaged by fire, the elements, the public enemy or other casualty but not rendered untenantable, the same shall be repaired with due diligence by Lessor at its own cost and expense. In case any such terminal is so damaged or destroyed by fire, the elements, the public enemy or other casualty, that it will or does become untenantable, the said building shall be repaired, reconstructed or restored as the case may be, with due diligence by Lessor at its own cost and expense, and the rent payable hereunder with respect to said building shall be paid up to the time of such damage or destruction and shall thenceforth abate until such time as the said building shall be made tenantable. Lessor shall maintain insurance sufficient to enable it to fulfill its obligations under this Article.

     In the event that the Airport or any other premises herein leased are rendered untenantable or unusable because of the condition thereof, there shall be a reasonable and proportionate abatement of the rentals, fees and charges provided for herein during the period that the same are so untenantable or unusable.

                                   ARTICLE XIV

                             CANCELLATION BY LESSOR

     Lessor may cancel this Agreement by giving Lessee sixty (60) days advance written notice to be served as hereinafter provided, upon or after the happening of any one of the following events:

     (a)  The filing by Lessee of a voluntary petition in bankruptcy;

     (b) The institution of proceedings in bankruptcy against Lessee and the adjudication of Lessee as a bankrupt pursuant to such proceedings if such adjudication shall remain unvacated or unstayed for a period of at least sixty
(60) days;

     (c) The taking by a court of competent jurisdiction of Lessee and its assets pursuant to proceedings brought under the provisions of any Federal reorganization act if the judgment of such court shall remain unvacated or unstayed for a period of at least sixty (60) days;

     (d) The appointment of a receiver of Lessee's assets if such appointment by a court of competent jurisdiction shall remain unvacated or unstayed for a period of at least sixty (60) days;

     (e)  The divestiture of Lessee's estate herein by other operation of law;

     (f) The abandonment by Lessee of its conduct of Air Transportation at the Airport;

     (g) If the Lessee shall be prevented for a period of sixty (60) days (after exhausting or abandoning all appeals) by any action of any governmental authority, board, agency or officer having jurisdiction thereof from conducting Air Transportation at the Airport unless it is so prevented from conducting Air Transportation, either (1) by reason of the United States or any agency thereof acting directly or indirectly, taking possession of and operating, in whole or in substantial part, the premises and space leased or operated by the Lessee, or premises required for the actual operation of Lessee's aircraft to and from the Airport, or (2) if all or a substantial part of the premises and space leased by the Lessee shall be acquired in the manner described in Article XXIV hereof;

     (h) The default by Lessee in the performance of any covenant or agreement herein required to be performed by Lessee and the failure of Lessee to remedy such default for a period of sixty (60) days after receipt from Lessor of written notice to remedy the same; provided, however, that no notice of cancellation, as above provided, shall be of any force or effect if Lessee shall have remedied the default prior to receipt of Lessor's notice of cancellation;

     Notwithstanding anything to the contrary herein contained, Lessor shall not have the right to cancel, or give notice of cancellation of, this Agreement solely by reason of Lessee's failure or refusal to pay any part of the rentals, fees or charges provided for in this Agreement if, within sixty (60) days after such failure or refusal, Lessee shall have given to Lessor a written notice stating that Lessee in good faith predicates such failure or refusal upon either or both of the following: (1) Any provision of this Agreement granting to Lessee in specified events a reduction in or abatement of any rentals, fees or charges payable by Lessee to Lessor hereunder, or (2) Any provision of this

Agreement authorizing Lessee in specified events to deduct from any such rentals, fees or charges, the reasonable cost to Lessee of performing any obligation or obligations required by this Agreement to be performed by Lessor.

     No waiver or default by Lessor of any of the terms, covenants or conditions hereof to be performed, kept and observed by Lessee shall be construed to be or act as a waiver of any subsequent default of any of the terms, covenants and conditions herein contained to be performed, kept and observed by Lessee. The acceptance of rental by Lessor for any period or periods after a default of any of the terms, covenants and conditions herein contained to be performed, kept and observed by Lessee, shall not be deemed a waiver of any right on the part of Lessor to cancel this Agreement for failure by Lessee to so perform, keep or observe any of the terms, covenants or conditions of this Agreement.

                                   ARTICLE XV

                             CANCELLATION BY LESSEE

     Lessee, in addition to any other right of cancellation herein given to Lessee or any other rights to which Lessee may be entitled by law or otherwise, may, so long as Lessee is not in default in any payments to Lessor hereunder, cancel this Agreement by giving Lessor sixty (60) days advance written notice to be served as hereinafter provided, upon or after the happening of any one of the following events:

     (a) The failure or refusal, for reasons beyond the control of Lessee, of the FAA, at any time during the term of this Agreement or any renewal thereof, to permit Lessee to operate into or from the Airport with any type of aircraft which Lessee may be licensed to operate into or from other airports of like size and character and which Lessee may reasonably desire to operate into or from the Airport;

     (b) Issuance by any court of competent jurisdiction of an injunction in any way substantially preventing or restraining the use of the Airport or any part thereof necessary for Lessee's operations, and the remaining in force of such injunction for a period of at least sixty (60) days at least after Lessor has exhausted or abandoned all appeals;

     (c) The inability of Lessee due to circumstances beyond its control to use, for a period in excess of ninety (90) days, the Airport or to exercise any rights and privileges granted to Lessee hereunder and necessary to its operations because of any law or ordinance, or because of any order, rule, regulation or other action or any non-action of the FAA or any other governmental authority, or, because of earthquake, other casualty (excepting fire) or because of Acts of God or the public enemy;

     (d) The default by Lessor in the performance of any covenant or agreement herein required to be performed by Lessor and the failure of Lessor to remedy such default for a period of ninety (90) days after receipt from Lessee of written notice to remedy the same; provided, however, that no notice of cancellation, as above provided, shall be of any force or effect if Lessor shall have remedied the default prior to receipt of Lessee's notice of cancellation.

     Lessee's performance of all or any part of this Agreement for or during any period or periods after a default of any of the terms, covenants and conditions herein contained to be performed, kept and observed by Lessor, shall not be deemed a waiver of any right on the part of Lessee to cancel this Agreement for failure by Lessor so to perform, keep or otherwise observe any of the terms, covenants, or conditions hereof to be performed, kept and observed by Lessor, or be construed to be or act as a waiver by Lessee of any subsequent default of any of the terms, covenants and conditions herein contained to be performed, kept and observed by Lessor.

                                   ARTICLE XVI

                            SUSPENSION AND ABATEMENT

     In the event that Lessor's operation of the Airport or Lessee's operation at the Airport should be restricted substantially by action of any court of competent jurisdiction or by action of the federal government or any agency thereof, or by action of the State of Michigan or any agency thereof, then either party hereto shall have the right, upon written notice to the other, to a suspension of this Agreement and an abatement of a just proportion of the services and facilities to be afforded hereunder, or a just proportion of the payments to become due hereunder, from the time of such notice until such restriction shall have been remedied and normal operations restored. Ascertainment of all matters under this Article shall be determined by agreement or by arbitration as provided in Article XVII hereof.

                                  ARTICLE XVII

                                   ARBITRATION

     If any controversy or claim should arise out of, under, or relating to, the provisions of Articles III or XVI of this Agreement, then either party may by notice in writing to the other, submit the controversy or claim to arbitration. The party desiring such arbitration shall give written notice to that effect to the other party, specifying in said notice the name and address of the person designated to act as arbitrator on its behalf. Within fifteen (15) days after the service of such notice, the other party shall give written notice to the first party specifying the name and address of the person designated to act as arbitrator on its behalf. The arbitrators thus appointed shall appoint a third disinterested person of recognized competence in such field, and such three arbitrators shall as promptly as possible determine the controversy or claim.

     If the two arbitrators appointed by the parties shall be unable to agree upon the appointment of a third arbitrator within fifteen (15) days after the appointment of the second arbitrator, then within fifteen (15) days thereafter either of the parties upon written notice to the other party, on behalf of both, may request the appointment of a disinterested person of recognized competence in the field involved as the third arbitrator by the then chief judge of the United States District Court for the Eastern District of Michigan, Southern Division, or upon his failure, refusal or inability to act, may request such appointment by the then miscellaneous presiding judge of the Circuit Court (Third Judicial Circuit) of the State of Michigan, County of Wayne, or, upon his failure, refusal or inability to act, may apply to the Circuit Court (Third Judicial Circuit) of the State of Michigan, County of Wayne for the appointment of such third arbitrator, and the other party shall not raise any question as to the court's full power and jurisdiction to entertain the application and make the appointment. If none of the parties shall so request such appointment of a third arbitrator within fifteen (15) days after the expiration of the period within which the two arbitrators are to appoint a third arbitrator as hereinabove provided, the rights of each party to arbitrate the matter shall be deemed to have been waived and either of the parties may proceed to enforce whatever remedies, legal or otherwise, it may otherwise have.

     The decision in which any two of the three arbitrators so appointed and acting hereunder concur shall in all cases be binding and conclusive upon the parties. Each party shall pay the fees and expense of the arbitrator appointed by such party and one-half of the other expense of the arbitration properly incurred hereunder.

     Each of the parties hereto agree that if, in the opinion of the other party, any separate agreement is required by law in order to effectuate or enforce the arbitration provisions hereinabove contained, it will execute such separate agreement provided that the same is not inconsistent with the terms and provisions of this Agreement.

                                  ARTICLE XVIII

                                    INDEMNITY

     Lessee agrees to indemnify and hold Lessor harmless from and against all liability for injuries to persons or damage to property caused by Lessee's use and occupancy of or operations at the Airport; provided, however, that Lessee shall not be liable for any injury, damage or loss caused by Lessor's sole negligence or by the joint negligence of Lessor and any person other than Lessee; and provided further that Lessor shall give to the Lessee prompt and timely notice of any claim made or suit instituted which in any way, directly or indirectly, contingently or otherwise, affects or might affect Lessee, and Lessee shall have the right to compromise and defend the same to the extent of its own interest.

                                   ARTICLE XIX

                                    INSURANCE

     Lessee shall, at all times during the term of this Agreement maintain in effect policies of insurance issued by a company or companies of sound and adequate financial responsibility, insuring Lessee against all liabilities to the public for loss resulting from injury to persons or damage to property arising out of or caused by Lessee's operations, acts or omissions or those of Lessee's employees, agents or contractors. Such policies shall name the Lessor as additional assured thereunder, subject to the limitations set forth in Article XVIII hereof in respect of Lessor's negligence, and shall be in at least the following amounts:

     Aircraft Public Liability Insurance - $ 5,000,000 per person
                                            50,000,000 per accident

     Aircraft Property Damage Insurance -  $10,000,000 per accident

     Comprehensive Public Liability Ins. - $ 5,000,000 per person
                                            10,000,000 per accident

     Comprehensive Property Damage Ins. -  $ 5,000,000 per accident

     Lessee shall furnish to Lessor certificates evidencing such insurance.

                                   ARTICLE XX

                                 QUIET ENJOYMENT

     Lessor agrees that on payment of the rentals, fees and charges as herein provided and performance of the covenants and agreements on the part of Lessee to be performed hereunder, Lessee shall peaceably have and enjoy the leased premises and all the rights and privileges of the Airport, its appurtenances and facilities granted herein.

                                   ARTICLE XXI

                        TITLE TO EQUIPMENT, IMPROVEMENTS
                        AND FACILITIES ERECTED BY LESSEE

     It is agreed that title to any equipment, improvements, and facilities, and any additions thereto, irrespective of whether the same would otherwise become a fixture under Michigan law (including without limitation all buildings, hangars, structures, storage tanks, pipes, pumps, wires, poles, machinery and air-conditioning equipment), constructed or installed by Lessee upon the premises leased hereunder to Lessee for its exclusive or preferential use or upon other Airport property (other than equipment, improvements and facilities financed by Lessor, whether with the proceeds of Bonds, PFCs, Federal funds or otherwise), shall remain the property of Lessee, unless it has at any time during the term of this Agreement by written notice and election, vested title to all or any part thereof in Lessor. Lessee shall have the right at any time during the term of this agreement, or any renewal or extension hereof, to remove any or all of such equipment, improvements and facilities, provided Lessee is not at any such time in default in its payments to Lessor hereunder and subject further to Lessee's obligation to repair all damage, if any, reasonable wear and tear excepted, resulting from such removal. If at any time during this Agreement, Lessee has exercised its right to vest title to such equipment, improvements and facilities in Lessor, it shall no longer have the right to remove such property. Lessee agrees to remove said equipment, improvements and facilities at the expiration or other termination of this Agreement irrespective of whether it has exercised its right of election to vest title to the same in Lessor, if so requested by Lessor, and, upon failure so to do, Lessor shall have the right to remove the same and charge to Lessee the actual cost of such removal and restoration of the site to its original condition, ordinary wear and tear excepted. Any such equipment, improvements or facilities not removed by Lessee prior to the expiration or other termination of this Agreement shall thereupon become the property of Lessor.

                                  ARTICLE XXII

                             SURRENDER OF POSSESSION

     Upon the expiration or earlier termination of this Agreement or any renewal hereof, Lessee shall forthwith surrender possession of the premises in as good condition as when received, reasonable wear and tear, damage by flood, fire, earthquake, other casualty, Acts of God or the public enemy, excepted.

                                  ARTICLE XXIII

                                 MINERAL RIGHTS

     It is agreed and understood that all water, gas, oil and mineral rights in and under the soil are expressly reserved to Lessor.

                                  ARTICLE XXIV

                                  CONDEMNATION

     Upon the acquisition by condemnation or the exercise of the power of eminent domain under any Federal or state statute by the Federal Government, the State of Michigan, or any Federal or state agency or any other person vested with such power, of a temporary or permanent interest in all or any part of the Airport, the Lessor and the Lessee each shall have the right to appear and file claims for damages, to the extent of their respective interests, in the condemnation or eminent domain proceedings, to participate in any and all hearings, trials and appeals therein, and to receive and retain such amount as they may lawfully be entitled to receive as damages or payment as a result of such acquisition.

                                   ARTICLE XXV

                            ASSIGNMENT AND SUBLETTING

     A. Lessee shall not at any time assign this Agreement or any part hereof, or sublet any premises now or hereafter leased to Lessee, without the consent in writing of Lessor, which consent will not be unreasonably withheld; provided, that the foregoing shall not prevent the assignment of this Agreement to any corporation with which Lessee may merge or consolidate, or which may succeed to the business of Lessee. No such subletting, however, shall release Lessee from its obligations to pay any and all of the rentals, charges, and fees provided or from any other obligation under this Agreement.

     B. Except as provided in Article IIIB.2.(b), Lessor shall not at any time assign this Agreement or any part hereof, or pledge, sell, convey, mortgage, encumber, assign or otherwise transfer the Airport or any portion thereof during the term of this Agreement.

                                  ARTICLE XXVI

                              SUBSIDIARY COMPANIES

     The right to use the premises and facilities leased to Lessee under Article I hereof, or which it may subsequently be entitled to use in accordance with the exercise of options pursuant to this Agreement, in the manner specified in such Article and any other Articles of this Agreement, shall be extended to all of Lessee's subsidiary companies at no additional cost.

                                  ARTICLE XXVII

                                     NOTICES

     Notices to Lessor provided for herein shall be sufficient if sent by registered mail, postage prepaid, addressed to Director of Airports, Detroit Metropolitan Wayne County Airport, Detroit, Michigan 48242; and notices to Lessee, if sent by registered mail, postage prepaid, addressed to Northwest Airlines, Inc., 5101 Northwest Drive, St. Paul, Minnesota 55111, Attention:
General Counsel, or to such other respective addresses as the parties may designate to each other in writing from time to time.

                                 ARTICLE XXVIII

                                   DEFINITIONS

1. "ACE ACCOUNT" shall mean the AIRLINE CAPITAL EXPENDITURE (SUBORDINATE LIEN) ACCOUNT OF THE SUBORDINATE LIEN COVERAGE FUND as established pursuant to Ordinance 319.

2.   "ACTIVITY FEE" shall have the meaning set forth in Article IIIB.1.

3.   "AGREEMENT" shall mean this Second Amended and Restated Airport Agreement.

4. "AIRLINE EQUITY ACCOUNT" shall mean that account as established pursuant to Ordinance 319.

5. "AIRLINE EQUITY SUBACCOUNTS" shall mean those subaccounts of the Airline Equity Accounts as established pursuant to Ordinance 319.

6. "AIRPORT" shall have the meaning set forth in the first "Whereas" clause of this Agreement.

7. "AIRPORT DEVELOPMENT FUND" shall mean that fund created by Lessor pursuant to Article IIIB.2.(a)(5).

8.   "AIRPORT REVENUE BONDS" shall mean Bonds issued pursuant to Ordinance 319.

9.   "AIRPORT-SYSTEM" shall mean the Airport and Willow Run Airport.

10. "AIR TRANSPORTATION" shall mean the business of transporting natural persons, property, cargo and mail by aircraft.

11. "APPROVED MAXIMUM LANDING WEIGHT" for any aircraft shall mean the maximum landing weight approved by the FAA for landing such aircraft at the Airport.

12. "ASSIGNED OPERATIONS AND MAINTENANCE FUNCTIONS" shall mean: (a) operations and maintenance for all of Lessee's Exclusive Midfield Terminal Space, Lessee's Preferential Midfield Terminal Space and Lessee's Joint Use Midfield Terminal Space, (b) operation and maintenance (including janitorial services, cleaning and minor repairs) of all of the Common Use Midfield Terminal Space and public space in the Midfield Terminal and the mechanical equipment therein, (c) the operation and maintenance of all building-wide services, such as heating, cooling, lighting, and electrical services and (d) the maintenance and repairs of the interior and exterior floors, walls, ceilings and roof of the Midfield Terminal. The foregoing notwithstanding, Assigned Operations and Maintenance Functions shall not include: (i) operation of the Common Use Midfield Terminal Space in the Midfield Terminal (including gate allocation and utilization, and federal inspection services facilities), (ii) the selection of concessionaires in the Midfield Terminal and operations and maintenance functions to be performed by such concessionaires in the Midfield Terminal, and (iii) police and building security functions in the Midfield Terminal.

13. "BASIC AGREEMENT" shall mean that certain Airport Agreement dated February 26, 1959, as amended, to which Lessor and Lessee were parties as of the execution of this Agreement.

14. "BONDS" shall mean bonds issued by the Lessor pursuant to the Bond Ordinance or any other ordinance of the Lessor pursuant to which airport revenue bonds secured by a pledge of Airport revenue, on a senior or subordinate lien basis, are issued.

15. "BOND DEBT SERVICE" shall mean, for any fiscal year, all amounts of any nature whatsoever payable during such fiscal year under Ordinance 319 into the Bond Fund (including, but not limited to, the Bond Reserve Account), the Operation and Maintenance Reserve Fund and the Renewal and Replacement Fund, any other payment required by Section 604 of Ordinance 319 (including, but not limited to, amounts required to satisfy Lessor's rate covenant) and all amounts of any nature whatsoever payable during such fiscal year under any other ordinance of Lessor pursuant to which Bonds are issued into funds with purposes similar to the aforementioned Ordinance 319 funds, including coverage payments, reduced in all cases by an amount equal to any interest payable on Bonds during such fiscal year from Bond proceeds.

16. "BOND ORDINANCE" shall mean Ordinance 319 and such other ordinances enacted and amended from time to time under which Lessor is authorized to issue Bonds.

17. "BOND RESERVE ACCOUNT" shall mean the fund of such name as established pursuant to Ordinance 319.

18. "COMMON USE MIDFIELD TERMINAL SPACE" shall mean Common Use Premises in the Midfield Terminal.

19. "COMMON USE PREMISES" shall mean space, improvements and facilities at the Airport to be used in common by air carriers.

20. "COUNTY DISCRETIONARY FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

21. "DATE OF BENEFICIAL OCCUPANCY" shall mean, with regard to any terminal facility, the date on which an air transportation company occupies such facility for the operation of its Air Transportation business.

22. "DOMESTIC AREA OF THE MIDFIELD TERMINAL" shall mean that portion of the Midfield Terminal identified on EXHIBIT B as Domestic Area.

23. "EXCLUSIVE EXISTING TERMINAL SPACE" shall mean Exclusive Use Premises in the Existing Terminal Facilities.

24. "EXCLUSIVE MIDFIELD TERMINAL SPACE" shall mean Exclusive Use Premises in the Midfield Terminal.

25. "EXCLUSIVE USE PREMISES" shall mean space, improvements and facilities at the Airport leased for the exclusive use of an air carrier.

26. "EXISTING TERMINAL FACILITIES" shall mean space, improvements and facilities in the terminals in operation at the Airport immediately prior to the Date of Beneficial Occupancy of any space in the Midfield Terminal.

27. "FAA" shall mean the Federal Aviation Administration, or any successor agency.

28.  "FINAL AUDIT" shall have the meaning set forth in Article IIIF.5.(b).

29. "FISCAL YEAR" shall mean December 1 of any year through November 30 of the following year, or such other fiscal year as Lessor may adopt for the Airport.

30. "INTERNATIONAL AREA OF MIDFIELD TERMINAL" shall mean that portion of the Midfield Terminal identified on EXHIBIT B as International Area.

31. "JOINT USE MIDFIELD TERMINAL SPACE" shall mean Joint Use Premises in the Midfield Terminal.

32. "JOINT USE PREMISES" shall mean space, improvements and facilities at the Airport leased for the joint use of two or more (but not all) air carriers.

33. "LESSEE'S COMMON USE MIDFIELD TERMINAL SPACE" shall have the meaning set forth in Article IB.5.

34. "LESSEE'S EXCLUSIVE EXISTING TERMINAL SPACE" shall have the meaning set forth in Article IB.1.

35. "LESSEE'S EXCLUSIVE MIDFIELD TERMINAL SPACE" shall have the meaning set forth in Article IB.2.

36. "LESSEE'S EXISTING TERMINAL SPACE TO BE DEMOLISHED" shall have the meaning set forth in Article IB.1.

37. "LESSEE'S JOINT USE MIDFIELD TERMINAL SPACE" shall have the meaning set forth in Article IB.4.

38. "LESSEE'S PREFERENTIAL MIDFIELD TERMINAL SPACE" shall have the meaning set forth in Article IB.3.(a).

39. "MAJORITY-IN-INTEREST OF THE AIR CARRIERS" shall mean either (i) seventy-five percent (75%) of the Signatory Airlines who together have landed fifty-one percent (51%) of the total landed weight of all such Signatory Airlines during the immediately preceding calendar year (as such weight is reflected by official Airport records), or (ii) fifty-one percent (51%) of the Signatory Airlines who have together landed seventy-five percent (75%) of the total landed weight of all such

     Signatory Airlines during the immediately preceding calendar year (as such weight is reflected by official Airport records).

40.  "MIDFIELD COMMON USE RENTAL CHARGES" shall mean the charges established in
     Article IIIA.4.(a).

41. "MIDFIELD DOMESTIC BOND DEBT SERVICE RATE" shall mean the rate established as such pursuant to Article IIIA.2.(b).

42. "MIDFIELD DOMESTIC EXCLUSIVE AND PREFERENTIAL RENTAL RATE" shall mean the rate established as such pursuant to Article IIIA.2.(b).

43. "MIDFIELD DOMESTIC JOINT USE RENTAL RATE" shall mean the rate established as such pursuant to Article IIIA.3.(b).

44. "MIDFIELD DOMESTIC O&M RATE" shall mean the rate established as such pursuant to Article IIIA.2.(b).

45. "MIDFIELD EXCLUSIVE AND PREFERENTIAL RENTAL CHARGES" shall mean the charges established in Article IIIA.2.(a).

46. "MIDFIELD INTERNATIONAL BOND DEBT SERVICE RATE" shall mean the rate established as such pursuant to Article IIIA.2.(c).

47. "MIDFIELD INTERNATIONAL EXCLUSIVE AND PREFERENTIAL RENTAL RATE" shall mean the rate established as such pursuant to Article IIIA.2.(c).

48. "MIDFIELD INTERNATIONAL JOINT USE RENTAL RATE" shall mean the rate established as such pursuant to Article IIIA.3.(c).

49. "MIDFIELD INTERNATIONAL O&M RATE" shall mean the rate established as such pursuant to Article IIIA.2(c).

50.  "MIDFIELD JOINT USE RENTAL CHARGES" shall mean the charges established in
     Article IIIA.3.(a).

51. "MIDFIELD O&M EXPENSES" shall mean direct O&M Expenses of the Midfield Terminal (but excluding all administrative charges by Lessor and other indirect O&M expenses).

52. "MIDFIELD TERMINAL" shall have the meaning set forth in the fourth "Whereas" clause of this Agreement.

53.  "MID-YEAR PROJECTION" shall have the meaning set forth in Article IIIF.4.

54. "O&M EXPENSES" shall mean, for any Fiscal Year, expenses of maintenance, operation and administration of the Airport (including, but not limited to, the Midfield Terminal) for such Fiscal Year.

55. "OPERATION AND MAINTENANCE RESERVE FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

56. "ORDINANCE 319" shall mean that ordinance of Lessor dated July 24, 1986 entitled "Charter County of Wayne Ordinance Number 319," as such ordinance has been amended or supplemented from time to time.

57. "PERSONS" shall mean natural persons, firms, corporations, partnerships, limited liability companies and other legal entities.

58.  "PAID-IN COVERAGE" shall have the meaning set forth in Article IIB.2.(a).

59. "PFCS" shall mean passenger facility charges imposed by Lessor pursuant to the Aviation and Safety Capacity Expansion Act of 1990, Pub. L. 101-508, Title IX, Subtitle B, Sections 9110 and 911, recodified as 49 U.S.C. 40117, as amended from time to time, and Part 158 of the Federal Aviation Regulations (14 CFR Part 158), as amended from time to time.

60. "PREFERENTIAL MIDFIELD TERMINAL SPACE" shall mean Preferential Use Premises in the Midfield Terminal.

61. "PREFERENTIAL USE PREMISES" shall mean space, improvements and facilities at the Airport provided to an air carrier on a preferential, non-exclusive manner, e.g, in the manner provided in Article IB.3.(b).

62. "PRODUCER PRICE INDEX" shall mean the Producer Price Index/All Commodities published by the United States Department of Labor, Bureau of Labor Statistics (January, 1996 = 100), or if such index is discontinued or otherwise becomes unavailable to the public, the most nearly comparable index published by a recognized financial institution, financial publication or university.

63. "PROJECT DEVELOPMENT AGREEMENT" shall mean the Project Development Agreement dated as of October 10, 1996, between Lessor and Lessee.

64.  "PROJECTION" shall have the meaning set forth in Article IIIF.2.

65. "RENEWAL AND REPLACEMENT FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

66. "RESERVE FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

67. "REVENUE FUND" shall mean the fund of such name as established pursuant to Ordinance 319.

68.  "REVENUE REQUIREMENT" shall have the meaning set forth in Article IIIB.1.

69. "SIGNATORY AIRLINES" shall mean Lessee and those air carriers who have executed an agreement substantially similar to the Basic Agreement. After December 1, 2008, in order to be a Signatory Airline, an air carrier shall also have executed an agreement substantially similar to this Agreement (except for the premises leased thereunder).

70. "SPECIAL FACILITY REVENUES" shall have the meaning for such term set forth in Ordinance 319.

71. "SPECIAL FACILITY REVENUE BOND" shall mean a bond of Lessor secured solely by Special Facility Revenues.

72. "SUBORDINATE BOND RESERVE ACCOUNT" shall mean the account of such name as established pursuant to Ordinance 319.

73. "TERMINAL CHARGES" shall mean the charges established pursuant to Article IIIA.

74. "USEABLE SQUARE FEET" shall mean square feet of space available for public and tenant use exclusive of nonpublic mechanical, service and support areas.

75. "WEIGHTED MAJORITY" shall mean either (a) Signatory Airlines which, in the aggregate, landed eighty-five percent (85%) or more of the landed weight of all Signatory Airlines for the preceding twelve-month period for which records are available, or (b) all but one of the Signatory Airlines regardless of landed weight.

                                  ARTICLE XXIX

                               PARAGRAPH HEADINGS

     The paragraph headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

                                   ARTICLE XXX

                                INVALID PROVISION

     In the event any covenant, condition or provision herein contained is held to be invalid by any court of competent jurisdiction, the invalidity of any such covenant, condition or provision shall in no way affect any other covenant, condition or provision herein contained; provided that the invalidity of any such covenant, condition or provision does not materially prejudice either Lessor or Lessee in its respective rights and obligations contained in the valid covenants, conditions or provisions of this Agreement.

                                  ARTICLE XXXI

                    SUCCESSORS AND ASSIGNS BOUND BY COVENANTS

     All the covenants, stipulations and agreements in this Agreement shall extend to and bind the legal representatives, successors and assigns of the respective parties hereto.

                                  ARTICLE XXXII

                   RIGHT TO LEASE TO UNITED STATES GOVERNMENT

     It is agreed that during time of war or national emergency the Lessor shall have the right to lease the landing area or any part thereof to the United States Government for military or naval use, and, if any such lease is executed, the provisions of this instrument insofar as they are inconsistent with the provisions of the lease to the Government shall be suspended.

     It is agreed that this lease shall be subordinate to the provisions of any existing or future agreement between the Lessor and the United States, relative to the operation or maintenance of the Airport, the execution of which has been or may be required as a condition precedent to the expenditure of Federal funds for the development of the Airport.

                                 ARTICLE XXXIII

                        COVENANTS AGAINST DISCRIMINATION

     A.   COVENANT PURSUANT TO REQUIREMENTS OF THE DEPARTMENT OF TRANSPORTATION:
Lessee, for itself, its personal representatives, successors in interest, and assigns, as a part of the consideration hereof, does hereby covenant and agree as a covenant running with the land, that (1) no person on the grounds of race, color, national origin or gender shall be excluded from participation in, denied the benefits of, or be otherwise subjected to discrimination in the use of facilities at the Airport, (2) that in the construction of any improvements on, over, or under land at the Airport and the furnishing of services thereon, no person on the grounds of race, color, national origin or gender shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination, (3) that Lessee shall use the premises in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary, Part 21,
Nondiscrimination in Federally-assisted Programs of the Department of Transportation - Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended.

     In the event of a breach of any of the above non-discrimination covenants, Lessor shall have the right to terminate this agreement and to reenter and repossess said land and the facilities thereon, and hold the same as if said agreement had never been made or issued.

     B. EMPLOYMENT: The parties hereto hereby covenant not to discriminate against an employee or applicant for employment with respect to his or her hire, tenure, terms, conditions or privileges of employment, or any matter directly or indirectly related to employment because of his or her age or sex, except where based on a bona fide occupational qualification, or because of his or her race, color, religion, national origin or ancestry, and to require a similar covenant on the part of any sublessee hereunder and any subcontractor employed as a result, or in connection with the exercise of rights granted and/or the performance of obligations assumed under this Agreement.

     C. AFFIRMATIVE ACTION PROGRAM: In addition to the foregoing, the parties hereto agree to carry out and be subject to the provisions of Addendum 1, entitled "NON-DISCRIMINATION AFFIRMATIVE ACTION AND SET ASIDE PROGRAMS FOR WAYNE COUNTY" attached hereto and made a part hereof.

     D. DISADVANTAGED BUSINESS ENTERPRISE: Lessee agrees to comply with the following policy and requirements of the Department of Transportation:

          1. POLICY. It is the policy of the Department of Transportation that disadvantaged business enterprises as defined in 49 CFR Part 23 shall have the maximum opportunity to participate in the performance of contracts financed in whole or in part with Federal funds under this Agreement. Consequently the disadvantaged business enterprise requirements of 49 CFR Part 23 apply to this Agreement.

          2. DBE OBLIGATION. (i) The recipient or its contractor agrees to ensure that disadvantaged business enterprises as defined in 49 CFR
          Part 23 have the maximum opportunity to participate in the performance of contracts and subcontracts financed in whole or in part with Federal funds provided under this Agreement. In this regard all recipients or contractors shall take all necessary and reasonable steps in accordance with 49 CFR Part 23 to ensure that disadvantaged business enterprises have the maximum opportunity to compete for and perform contracts. Recipients and their contractors shall not discriminate on the basis of race, color, national origin, or sex in the award and performance of Department of Transportation-assisted contracts.

               Failure of a contractor or subcontractor to carry out the requirements set forth in paragraph 23.43(a) of 49 CFR Part 23 shall constitute a breach of contract and, after notification of the Department of Transportation, may result in termination of the Agreement or contract by the recipient or such remedy as the recipient deems appropriate.

               The definitions set forth in paragraph 23.5 of 49 CFR Part 23 shall apply to the foregoing statements concerning disadvantaged business enterprises.

                                  ARTICLE XXXIV

                             CONFORMITY OF AGREEMENT

     In the event that Lessor shall hereafter enter into any lease, contract or agreement with any other scheduled air transport operator, with respect to the use of the Airport or terminal facilities, containing more favorable terms than this Agreement, or shall hereafter grant to any other scheduled air transport operator, rights or privileges with respect thereto which are not accorded to Lessee hereunder, then the same rights, privileges and more favorable terms shall be concurrently and automatically made available to Lessee.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                     COUNTY OF WAYNE
                                     CHIEF EXECUTIVE OFFICER


                                     /s/ Edward H. McNamara
                                     ----------------------------------------
                                     Edward H. McNamara



                                     NORTHWEST AIRLINES, INC.


                                     By   JAMES M. GREENWALD
                                          -----------------------------------
                                     Its  VP FACILITIES AND AIRPORT AFFAIRS
                                          -----------------------------------

                                                                       EXHIBIT A

                          EXISTING AIRPORT LAYOUT PLAN

                                   [Site Plan]

                                 DAVEY TERMINAL
                           MAIN LEVEL - NORTH PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-1
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                          APRON LEVEL - CENTRAL PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-2
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                           APRON LEVEL - NORTH PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-3
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                                 MEZZANINE LEVEL

                                   [Site Plan]



                                                                 EXHIBIT # NWA-4
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                           MAIN LEVEL - NORTH PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-5
                                                                   DATE 1-1-1996

                                 DAVEY TERMINAL
                           APRON LEVEL - SOUTH PORTION

                                   [Site Plan]



                                                                 EXHIBIT # NWA-6
                                                                   DATE 1-1-1996

                            CONCOURSE A - MAIN LEVEL

                                   [Site Plan]



                                                                 EXHIBIT # NWA-7
                                                                   DATE 1-1-1996

                            CONCOURSE B - MAIN LEVEL

                                   [Site Plan]



                                                                 EXHIBIT # NWA-8
                                                                   DATE 1-1-1996

                            CONCOURSE B - APRON LEVEL

                                   [Site Plan]



                                                                 EXHIBIT # NWA-9
                                                                   DATE 1-1-1996

                                  CONCOURSE 'C'
                          MAIN LEVEL - SOUTH EXPANSION

                                   [Site Plan]



                                                                EXHIBIT # NWA-10
                                                                   DATE 1-1-1996

                                   CONCOURSE C
                      APRON LEVEL - SOUTH EXPANSION PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-11
                                                                   DATE 1-1-1996

                                   CONCOURSE C
                         MAIN LEVEL - SOUTHWEST PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-12
                                                                   DATE 1-1-1996

                                   CONCOURSE C
                         APRON LEVEL - SOUTHWEST PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-13
                                                                   DATE 1-1-1996

                               L.C. SMITH TERMINAL
                          MAIN LEVEL - CENTRAL PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-14
                                                                   DATE 1-1-1996

                               L.C. SMITH TERMINAL
                         APRON LEVEL - NORTHWEST PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-15
                                                                   DATE 1-1-1996

                            CONCOURSE C - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-16
                                                                   DATE 1-1-1996

                                   CONCOURSE C
                        APRON LEVEL - SOUTHWEST PORTION
                                   [Site Plan]



                                                                EXHIBIT # NWA-17
                                                                   DATE 1-1-1996

                            CONCOURSE D - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-18
                                                                   DATE 1-1-1996

                            CONCOURSE D - APRON LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-19
                                                                   DATE 1-1-1996

                            CONCOURSE E: - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-20
                                                                   DATE 1-1-1996

                            CONCOURSE E - APRON LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-21
                                                                   DATE 1-1-1996

                            CONCOURSE F - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-22
                                                                   DATE 1-1-1996

                            CONCOURSE F - APRON LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-23
                                                                   DATE 1-1-1996

                           CONCOURSE F - TUNNEL LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-24
                                                                   DATE 1-1-1996

                                  CONCOURSE G
                           APRON LEVEL - NORTH PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-25
                                                                   DATE 1-1-1996

                          CENTRAL SERVICES - MAIN LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-26
                                                                   DATE 1-1-1996

                     CENTRAL SERVICES - APRON LEVEL (SOUTH)

                                   [Site Plan]



                                                                EXHIBIT # NWA-27
                                                                   DATE 1-1-1996

                             INTERNATIONAL TERMINAL
                           APRON LEVEL - SOUTH PORTION

                                   [Site Plan]



                                                                EXHIBIT # NWA-28
                                                                   DATE 1-1-1996

                             INTERNATIONAL TERMINAL
                                 MEZZANINE LEVEL

                                   [Site Plan]



                                                                EXHIBIT # NWA-29
                                                                   DATE 1-1-1996

                           MAIN LEVEL - BUS STOP (NWA)

                                   [Site Plan]



                                                                EXHIBIT # NWA-30
                                                                   DATE 7-1-1996

                              APRON LEVEL BUS STOP

                                   [Site Plan]



                                                                EXHIBIT # NWA-31
                                                                   DATE 7-1-1996

                                    EXHIBIT D

                         TERMINAL AND EAST CONCOURSES
                         INTERNATIONAL ARRIVAL LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                             EAST CONCOURSE - SOUTH
                                   APRON LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                             EAST CONCOURSE - SOUTH
                                   APRON LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                       TEMINAL AND EAST CONCOURSE - CENTER
                         DOMESTIC ARRIVAL / APRON LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                             EAST CONCOURSE - NORTH
                                   APRON LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                             EAST CONCOURSE - SOUTH
                                 CONCOURSE LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                      TERMINAL AND EAST CONCOURSE - CENTER
                           DEPARTURE / CONCOURSE LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                             EAST CONCOURSE - NORTH
                                 CONCOURSE LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                                 EAST CONCOURSE
                                 MEZZANINE LEVEL

                                   [Site Plan]

                                    EXHIBIT D

                            WEST CONCOURSE ALL LEVELS

                                   [Site Plan]

                                 CONCOURSE LEVEL

                                   [Site Plan]

                                   APRON LEVEL

                                   [Site Plan]

                                 BASEMENT LEVEL

                                   EXHIBIT D-1
                    Protocol for Use of International Gates
                               Midfield Terminal

The international gates, together with related holdrooms, jetbridges, ramp access and baggage facilities, will be made available in accordance with the following priority of use:

1. Regularly scheduled international airline service, with existing service having precedence over new service;

2. International charter arrivals, if and for so long as the Federal government prohibits FIS operations at the Berry International Terminal;

3.  Regularly scheduled Northwest domestic service;

4. Delayed international charter arrivals when the expected delay for the flight to use the Berry International Terminal will exceed 90 minutes and use of a Midfield Terminal FIS gate will not interfere with the scheduled international or domestic use of the gate.

5. Non-scheduled or irregular charter arrivals and the use of a Midfield Terminal FIS gate will not interfere with the scheduled international or domestic use of that gate.

In making the determination of whether an international non-stop passenger flight to the Airport is a regularly scheduled flight or a charter operation for purposes of this protocol, the Airport will apply the following criteria:

1. Does the international operation generally have passengers connecting at the Airport on-line, inter-line, or via code share, and the operational need for connecting facilities?

2. Is the carrier operating the flight a signatory under the airport agreement for the Airport?

3. Does the carrier operating the flight hold all necessary government approvals to operate international regularly scheduled service?

4. Is the carrier's international service primarily scheduled on a year-round basis or does it primarily offer seasonal services to different locations?

5. Are the carrier's schedules published each month in the Official Airline Guide and displayed in computer reservation systems? Are the fares regularly published by the Airline Tariff Publishing Company?

6. Does the carrier providing the service provide reservation services and create PNR (passenger name records) for the flights with its own employees?

International operations that meet these criteria overall shall be considered international regularly scheduled flights for purposes of this protocol. However, the failure to meet any one or more criteria shall not necessarily preclude the operation from being considered an international regularly scheduled flight. The Airport's goal of optimizing overall airport operating efficiency shall be an important consideration.

Exhibit E
ALLOCATION OF BOND DEBT SERVICE
Detroit Metropolitan Wayne County Airport
(All figures in thousands, except where noted)

    This exhibit details the methodology for allocating Bond Debt Service to various components of the Airport. This is required when terminal rental rates transition to a compensatory-based approach in FY2009. These steps should be followed for each bond series and issuance. An example is provided to illustrate the allocation methodology.

STEP 1:  IDENTIFY NET FINANCEABLE COSTS FROM EACH BOND ISSUANCE

    The first step is determine the net financeable project costs which constitute each bond issuance. Net financeable costs should be grouped into one of the following categories: Midfield Domestic Terminal, Midfield International Terminal, Midfield Overhead, Existing Terminals, and all Airfield projects. The following projects, related to the construction of the Midfield Terminal Complex, are considered Midfield Overhead; tunnels and walkways, terminal arrival and departure roadways, powerplant and utilities, and relocated facilities.

                              EXAMPLE: 1998 BONDS

                      1998 BONDS
                      Bond Debt Service                   $11,400

                      NET FINANCEABLE COSTS
                      Midfield-Domestic                   $73,400
                      Midfield-International                7,600
                      Midfield-Overhead                    10,700
                      Existing Terminals                    1,000
                      Airfield                              3,400
                                                          -------
                          Total Costs                     $96,100

STEP 2:  ALLOCATE MIDFIELD OVERHEAD CAPITAL COSTS

    The next step is to allocate the Midfield Overhead capital costs to either the Midfield Domestic Terminal or the Midfield International Terminal. The allocation of Midfield Overhead capital costs will be based on each terminal (Midfield Domestic and International) share of net financeable costs in the bond issuance.

                              EXAMPLE: 1998 BONDS

            NET FINANCEABLE COSTS                     $ Share  % Share
                                                      -------  -------
            Midfield-Domestic                          $73,400   90.6%
            Midfield-International                       7,600    9.4%

            ALLOCATION OF MIDFIELD OVERHEAD COSTS
            Midfield-Overhead                          $10,700
               TO:
            Midfield-Domestic                           $9,696
            Midfield-International                      $1,004

ALLOCATION OF BOND DEBT SERVICE
Detroit Metropolitan Wayne County Airport
(All figures in thousands, except where noted)


STEP 3:  DETERMINE PERCENTAGE SHARE OF NET FINANCEABLE COSTS

    The third step is to determine the percentage share of net financeable costs for each category. This share will be used to allocate Bond Debt Service. After Step 2, allocation of Midfield Overhead costs, there will be four remaining categories--Midfield Domestic terminal, Midfield International terminal, Existing Terminals, and all Airport projects.

                              EXAMPLE: 1998 BONDS

            NET FINANCEABLE COSTS
            Midfield-Domestic                         $73,400
            From Midfield-Overhead                      9,696
                                                      -------
            Total Midfield-Domestic                   $83,096    86.47%

            Midfield-International                    $ 7,600
            From Midfield-Overhead                      1,004
                                                      -------
               Total Midfield-International           $ 8,604     8.95%

            Existing Terminals                        $ 1,000     1.04%

            Airfield                                  $ 3,400     3.54%
                                                      -------   -------
                Total Costs                           $96,100   100.00%

STEP 4:  ALLOCATE BOND DEBT SERVICE

    The last step is to allocate Bond Debt Service to one of the four categories. The allocation of Bond Debt Service is based on the percentage share of net financeable costs calculated in Step 3. The allocated Bond Debt Service will be incorporated into the compensatory-based terminal rental rates.

                              EXAMPLE: 1998 BONDS

            1998 BONDS                        $ Share  % Share
                                              -------  -------
            Bond Debt Service                 $11,400

            BOND DEBT SERVICE ALLOCATION
            Midfield-Domestic                 $9,858    86.47%
            Midfield-International             1,020     8.95%
            Existing Terminals                   119     1.04%
            Airfield                             403     3.54%
                                              -------  -------
                Total Bond Debt Service       $11,400  100.00%


Exhibit E
                                      -2-

Exhibit F
O&M EXPENSE ALLOCATION
Detroit Metropolitan Wayne County Airport

O&M EXPENSES ARE ALLOCATED TO MIDFIELD            THEN DIVIDED BY               ...GENERATING O&M
AND EXISTING TERMINAL COMPLEXES...                TOTAL USEABLE                 EXPENSES PER SQ FT
                                                     SPACE...                       RENTAL RATES
                      Midfield-Domestic           Midfield-Domestic            Midfield-Domestic O&M
1) Midfield Complete                                                           Expense/ Sq Ft
                      Midfield-International      Midfield-International       Midfield-International
                                                                               O&M Expenses/ Sq Ft

2) Existing Complex                               Existing Terminal            Existing Terminal Complex
                                                  Complex                      O&M Expense/ Sq Ft

3) Other Airport                                                               Expenses Flow to
   (Airfield, indirect                                                         Activity Fee
   O&M, etc.)

STEP 1

    O&M Expenses are allocated to Midfield and Existing Complexes. The allocated O&M Expenses will be directly related to the operation and maintenance of either the Domestic Midfield Terminal, the International Midfield Terminal, or the Existing Complex (Smith, Davey, and Berry) Terminals. Other Airport O&M Expenses, like airfield and other indirect operating costs will flow to the activity fee.

STEP 2

    Allocated O&M Expenses for each terminal (Midfield Domestic, Midfield International and Existing Terminals) are then divided by the total useable space of each respective terminal. This generates an O&M Expense per square foot which air carriers will begin paying in FY2009.

STEP 3

    Indirect O&M Expenses will flow to the activity fee. Signatory Airlines will pay these indirect O&M Expenses in proportion to their landed weight at the Airport.

Exhibit G
CAPITAL IMPROVEMENT PROGRAM
Detroit Metropolitan Wayne County Airport
(In thousands of dollars, except as noted)

                                                     -------------------------------------------------------------
                                                                                      1995 $
                                                     -------------------------------------------------------------
                                                     Construction     A&E/Other                     Total Project
                                                        Cost(2)         Fees(3)    Contingency(3)        Cost
                                                     -------------------------------------------------------------
AIRFIELD

 1. Apron Replacement (Phase III-VII)                 $    14,696     $     7$5       $     1,470    $     16,900
 2. Permanent Secondary De-icing                      $       609     $      30       $        61    $        700
 3. Extend Taxiway "PP": between Taxiway Fox & Arc    $     3,306     $     165       $       330    $      3,800
 4. Runway 4/22 and Taxiways & Related Projects       $    92,348     $   4,617       $     9,235    $    106,200
 5. Extend Taxiway "S" from Fox to Runway 9R/27L      $     3,043     $     152       $       304    $      3,500
 6. Construct Taxiway Parallel to Taxiway "T"         $     8,000     $     400       $       800    $      9,200
 7. Parallel Frank & Poet Pump Station 6B             $    18,609     $     930       $     1,861    $     21,400
 8. Rehab Runway 3l and 3C                            $     5,565     $     278       $       557    $      6,400
 9. Hold Apron East of Runway 21C                     $     2,522     $     126       $       252    $      2,900
10. Replace 3C Keel Section                           $     3,913     $     196       $       391    $      4,500
11. Balance of SCAN Systems                           $       609     $      30       $        61    $        700
                                                     -------------------------------------------------------------
       SUB=TOTAL AIRFIELD PROJECTS                    $   153,217     $   7,661       $    15,322    $    176,200
                                                     -------------------------------------------------------------

OTHER

12. Renovate/Replace Waste Disposal Building          $     2,609     $     130       $       261    $      3,000
13. Sanitary Lift Station #1                          $     2,174     $     109       $       217    $      2,500
14. Replace/REnovate Electric Secondary               $     5,652     $     283       $       565    $      6,500
15. Revise Powerhouse Monitoring                      $     1,130     $      57       $       113    $      1,300
16. Chiller, Air Handling Unit, DDC Controls/Hotel    $    14,435     $     722       $     1,443    $     16,600
17. Replace 4 Old Switchhouse on Goddard              $     1,739     $      87       $       174    $      2,000
18. Burn Pit                                          $     2,483     $     124       $       248    $      2,855
19. 12" Water Loop Connection (N-S and E-W)           $     4,435     $     222       $       443    $      5,100
20. Expand Green Lot                                  $       348     $      17       $        35    $        400
21. Noise Mitigation Program(1)                       $   100,000     $   5,000       $    10,000    $    115,000
22. Airport Equipment/Vehicles                        $    17,391     $     870       $     1,739    $     20,000
23. Roadway (Inner Perimeter Security Road)           $     8,696     $     435       $       870    $     10,000
24. Concession Expansion (Miscellaneous)              $     1,739     $      87       $       174    $      2,000
25. Re-roof Powerhouse                                $       174     $       9       $        17    $        200
26. South Access Road (Phases 2,3 & 4)                $    61,130     $   3,057       $     6,113    $     70,300
27. Willow Run Project                                $    12,174     $     609       $     1,217    $     14,000
                                                     -------------------------------------------------------------
        SUB=TOTAL OTHER PROJECTS                      $   236,309     $  11,815       $    23,631    $    271,755
                                                     -------------------------------------------------------------
                                                     -------------------------------------------------------------
TOTAL -- ALL PROJECTS                                 $   389,526     $  19,476       $    38,953    $    447,955
                                                     -------------------------------------------------------------
                                                     -------------------------------------------------------------


     (1) MII-approved portion of the Noise Mitigation Program approximately $55.05 million.
     (2) Construction costs per Northwest Memorandum of Understanding (MOU) of 11/28/95 and or County and Northwest negotiations.
     (3) Calculated based on rates in Northwest MOU (A&E/Other Fees @ 5%, Contingency @ 10%).

                                                                       EXHIBIT H
                        Corporation Counsel Staff Assigned to
                            Detroit Metropolitan Airport

Position         Description                       Salary
--------         -----------                       ------

    9979         Principal Attorney               $ 89,355

    9976         Asst. Corp. Counsel              $ 70,836
                 Attorney IV

    9913         Asst. Corp. Counsel              $ 58,909
                 Attorney III

Total Salaries                                    $219,100

Fringe Benefits @ 59.47%                          $130,299

Total Salaries & Fringe Benefits                           $349,399


The above positions are assigned to the Airport on a full-time basis.

                  AIRPORT FINANCE OFFICE
           996 SALARIES AND FRINGE INFORMATION


POSITION #              CLASSIFICATION           SALARY
----------             ---------------          --------

66900                  Dept Mgr 7               $ 57,967
66901                  Dept Exec 6                67,244
66903                  Buyer 2                    32,249
66904                  Dept Mgr 1                 35,967
66905                  Account Clerk 2            29,308
66907                  Dept Mgr 3                 39,555
66908                  Clerical Leader            25,736
66909                  Accountant 3               34,304
66910                  Typist 3                   20,303
66912                  Clerical Leader            28,716
                                                --------
TOTAL                                           $371,349

FRINGES                                         $220,841


The above positions are assigned to the Airport on a full-time basis.